                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]


================================================================================



                             AMENDED AND RESTATED

                               CREDIT AGREEMENT

                         Dated as of February 10, 1999

                                     among

                            CALLAWAY GOLF COMPANY,

                                 as Borrower,

                  THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                              as Credit Parties,

                         THE LENDERS SIGNATORY HERETO

                              FROM TIME TO TIME,

                                  as Lenders,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Agent and Lender

================================================================================

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
1. AMOUNT AND TERMS OF CREDIT..............................................................   2
   1.1      Credit Facilities..............................................................   2
   1.2      Letters of Credit..............................................................   5
   1.3      Prepayments....................................................................   5
   1.4      Use of Proceeds................................................................   7
   1.5      Interest and Applicable Margins................................................   8
   1.6      Receivables....................................................................  11
   1.7      Eligible Inventory.............................................................  11
   1.8      Cash Management Systems........................................................  13
   1.9      Fees...........................................................................  13
   1.10     Receipt of Payments............................................................  13
   1.11     Application and Allocation of Payments.........................................  13
   1.12     Loan Account and Accounting....................................................  14
   1.13     Indemnity......................................................................  15
   1.14     Access.........................................................................  16
   1.15     Taxes..........................................................................  16
   1.16     Capital Adequacy; Increased Costs; Illegality..................................  17
   1.17     Single Loan....................................................................  19
   1.18     Eligible Real Estate...........................................................  19
   1.19     Eligible Equipment.............................................................  20

2. CONDITIONS PRECEDENT....................................................................  21
   2.1      Conditions to the Loans........................................................  21
   2.2      Further Conditions to Each Loan................................................  21

3. REPRESENTATIONS AND WARRANTIES..........................................................  22
   3.1      Corporate Existence; Compliance with Law.......................................  22
   3.2      Executive Offices; FEIN........................................................  23
   3.3      Corporate Power, Authorization, Enforceable Obligations........................  23
   3.4      Financial Statements and Projections...........................................  23
   3.5      Material Adverse Effect........................................................  24
   3.6      Ownership of Property; Liens...................................................  25
   3.7      Labor Matters..................................................................  25
   3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness......  26
   3.9      Government Regulation..........................................................  26
   3.10     Margin Regulations.............................................................  26

    3.11     Taxes..........................................................................  27
    3.12     ERISA..........................................................................  27
    3.13     No Litigation..................................................................  28
    3.14     Brokers........................................................................  28
    3.15     Intellectual Property..........................................................  29
    3.16     Full Disclosure................................................................  29
    3.17     Environmental Matters..........................................................  29
    3.18     Insurance......................................................................  30
    3.19     Deposit and Disbursement Accounts..............................................  30
    3.20     [INTENTIONALLY OMITTED.].......................................................  30
    3.21     Customer and Trade Relations...................................................  30
    3.22     Agreements and Other Documents.................................................  31
    3.23     Solvency.......................................................................  31
    3.24     Year 2000 Representations......................................................  31
    3.25     Assets of Subsidiaries.........................................................  31

4.  FINANCIAL STATEMENTS AND INFORMATION....................................................  31
    4.1      Reports and Notices............................................................  31
    4.2      Communication with Accountants.................................................  32

5.  AFFIRMATIVE COVENANTS...................................................................  32
    5.1      Maintenance of Existence and Conduct of Business...............................  32
    5.2      Payment of Obligations.........................................................  32
    5.3      Books and Records..............................................................  33
    5.4      Insurance; Damage to or Destruction of Collateral..............................  33
    5.5      Compliance with Laws...........................................................  35
    5.6      Supplemental Disclosure........................................................  35
    5.7      Intellectual Property..........................................................  35
    5.8      Environmental Matters..........................................................  35
    5.9      Landlords' Agreements, Mortgagee Agreements and Bailee Letters.................  36
    5.10     Further Assurances.............................................................  37
    5.11     Year 2000 Corrective Actions...................................................  37

6.  NEGATIVE COVENANTS......................................................................  37
    6.1      Mergers, Subsidiaries, Etc.....................................................  37
    6.2      Investments; Loans and Advances................................................  41
    6.3      Indebtedness...................................................................  42
    6.4      Employee Loans and Affiliate Transactions......................................  43
    6.5      Capital Structure and Business.................................................  44
    6.6      Guaranteed Indebtedness........................................................  44
    6.7      Liens..........................................................................  44
    6.8      Sale of Stock and Assets.......................................................  45

    6.9      ERISA..........................................................................  45
    6.10     Financial Covenants............................................................  46
    6.11     Hazardous Materials............................................................  46
    6.12     Sale-Leasebacks................................................................  46
    6.13     Cancellation of Indebtedness...................................................  46
    6.14     Restricted Payments............................................................  46
    6.15     Change of Corporate Name or Location; Change of Fiscal Year....................  48
    6.16     No Impairment of Intercompany Transfers........................................  48
    6.17     No Speculative Transactions....................................................  48
    6.18     Leases.........................................................................  49

7.  TERM....................................................................................  49
    7.1      Termination....................................................................  49
    7.2      Survival of Obligations Upon Termination of Financing Arrangements.............  49

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................................  49
    8.1      Events of Default..............................................................  49
    8.2      Remedies.......................................................................  51
    8.3      Waivers by Credit Parties......................................................  52

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.....................................  52
    9.1      Assignment and Participations..................................................  52
    9.2      Appointment of Agent...........................................................  54
    9.3      Agent's Reliance, Etc..........................................................  55
    9.4      GE Capital and Affiliates......................................................  56
    9.5      Lender Credit Decision.........................................................  56
    9.6      Indemnification................................................................  56
    9.7      Successor Agent................................................................  57
    9.8      Setoff and Sharing of Payments.................................................  57
    9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.......  58
    9.10     Intercreditor Agreement........................................................  60

10. SUCCESSORS AND ASSIGNS..................................................................  61
    10.1     Successors and Assigns.........................................................  61

11. MISCELLANEOUS...........................................................................  61
    11.1     Complete Agreement; Modification of Agreement..................................  61
    11.2     Amendments and Waivers.........................................................  61
    11.3     Fees and Expenses..............................................................  63
    11.4     No Waiver......................................................................  64
    11.5     Remedies.......................................................................  65
    11.6     Severability...................................................................  65

    11.7     Conflict of Terms..............................................................  65
    11.8     Confidentiality................................................................  65
    11.9     GOVERNING LAW..................................................................  66
    11.10    Notices........................................................................  66
    11.11    Subordination of Intercompany Loans and Advances...............................  67
    11.12    Section Titles.................................................................  68
    11.13    Counterparts...................................................................  68
    11.14    WAIVER OF JURY TRIAL...........................................................  68
    11.15    Press Releases.................................................................  69
    11.16    Reinstatement..................................................................  69
    11.17    Advice of Counsel..............................................................  69
    11.18    No Strict Construction.........................................................  69

                              INDEX OF APPENDICES

Exhibit 1.1(a)(i)              -    Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)             -    Form of Revolving Note
Exhibit 1.1(b)(ii)             -    Form of Swing Line Note
Exhibit 1.5(e)                 -    Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                 -    Form of Borrowing Base Certificate
Exhibit 9.1(a)                 -    Form of Assignment Agreement
Schedule  1.1                  -    Responsible Individual
Schedule  1.4                  -    Sources and Uses; Funds Flow Memorandum
Schedule  1.18                 -    Eligible Real Estate
Schedule  3.2                  -    Executive Offices; FEIN
Schedule  3.4(A)               -    Financial Statements
Schedule  3.4(B)               -    Projections
Schedule  3.4(C)               -    Fair Salable Balance Sheet
Schedule  3.5                  -    Adverse Events
Schedule  3.6                  -    Real Estate and Leases
Schedule  3.7                  -    Labor Matters
Schedule  3.8                  -    Ventures, Subsidiaries and Affiliates;
                                    Outstanding Stock
Schedule  3.11                 -    Tax Matters
Schedule  3.12                 -    ERISA Plans
Schedule  3.13                 -    Litigation
Schedule  3.15                 -    Intellectual Property
Schedule  3.17                 -    Hazardous Materials
Schedule  3.18                 -    Insurance
Schedule  3.19                 -    Deposit and Disbursement Accounts
Schedule  3.20                 -    Government Contracts
Schedule  3.22                 -    Material Agreements
Schedule  5.1                  -    Trade Names
Schedule  5.9                  -    Properties with Landlord Waivers
Schedule  6.3                  -    Indebtedness
Schedule  6.4(a)               -    Transactions with Affiliates
Schedule  6.7                  -    Existing Liens
Schedule  6.8                  -    Disposition of Assets
Annex A (Recitals)             -    Definitions
Annex B (Section 1.2)          -    Letters of Credit
         -----------
Annex C (Section 1.8)          -    Cash Management System
         -----------
Annex D (Section 2.1(a))       -    Schedule of Additional Closing Documents
         --------------
Annex E (Section 4.1(a))       -    Financial Statements and Projections --
         --------------             Reporting

Annex F (Section 4.1(b))       -    Collateral Reports
         --------------
Annex G (Section 5.4(d))       -    Mortgaged Property Insurance
         --------------
Annex H (Section 6.10)         -    Financial Covenants
         ------------

Annex I (Section 9.9(a))       -    Lenders' Wire Transfer Information
Annex J (Section 11.10)        -    Notice Addresses
Annex K (from Annex A-
    Commitments definition)    -    Commitments as of Effective Date

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 10, 1999, among CALLAWAY GOLF COMPANY, a California corporation ("Borrower"); the other Credit
                                                  --------
Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender,
                                          ----------
and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                   RECITALS

     WHEREAS, Borrower, the other Credit Parties signatory thereto, and GE Capital as Agent and as Lender entered into that certain Credit Agreement, dated as of the Closing Date (the "Existing Credit Agreement");
                             -------------------------

     WHEREAS, Borrower, the other Credit Parties signatory hereto, Agent and Lenders desire to amend and restate the Existing Credit Agreement in its entirety to give effect to the terms and provisions set forth in this Amended and Restated Credit Agreement (the Existing Credit Agreement and this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively, this "Agreement"), it being understood
                                                ---------
and agreed that (i) with respect to any date or time period occurring and ending prior to the Effective Date (as defined below), the rights and obligations of the parties hereto shall be governed by the provisions of the Existing Credit Agreement (including, without limitation, the Exhibits and Schedules thereto) which for such purposes shall remain in full force and effect and (ii) with respect to any date or time period occurring or ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the Exhibits and Schedules hereto);

     WHEREAS, it is the intent of Borrower, the other Credit Parties signatory hereto, Agent and Lenders that Agent and Lenders shall be beneficiaries under each Loan Document executed on or before the date hereof pursuant to which the Credit Parties granted Liens to Agent, for the benefit of itself and Lenders, in the Collateral and that all of the Obligations shall be secured by the Liens on the Collateral, as well as the Liens granted to Agent, for the benefit of itself and Lenders, on all other Collateral on and after the date hereof;

     WHEREAS, Borrower desires that Lenders extend revolving credit facilities to Borrower of up to One Hundred and Twenty Million Dollars ($120,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and
                    -------
other attachments

(collectively, "Appendices") hereto, or expressly identified to this Agreement,
                ----------
are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

 1.  AMOUNT AND TERMS OF CREDIT

     1.1       Credit Facilities.
               -----------------

     (a)       Revolving Credit Facility.
               -------------------------

               (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit
                                                               ----------------
     Advance"). The revolving loans outstanding under the Existing Credit
     -------
     Agreement on the Effective Date shall automatically, without further action, be deemed to be Revolving Loans outstanding under this Agreement. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations (other than Letter of Credit Obligations which have been deemed to constitute Revolving Credit Advances under paragraph (b)(i) of Annex B) and the Swing
                                                         -------
     Line Loan outstanding at such time ("Borrowing Availability"). Until the
                                          ----------------------
     Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance
                             --------------
     shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices
                   ------------
     must be given no later than (1) 1:00 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance")
                                           ----------------------------------
     must be given in writing (by facsimile or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information
                    -----------------
     required in such Exhibit and such other information as may be required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).
                                                                --------------

               (ii) Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Effective Date and substantially in the form of
     Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the
     ------------------          --------------
     "Revolving Notes"). Each Revolving Note shall represent the obligation of
      ---------------
     Borrower to pay the amount of each Revolving Lender's Revolving Loan Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The
                                                              -----------
     entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)       Swing Line Facility.
                    -------------------

             (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, upon receipt of any Notice of Revolving Credit Advance requesting an Index Rate Loan, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with
                                         ------------------
     any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line
                                                              ----------
     Availability"). Unless the Swing Line Lender has received at least one
     ------------
     business day's prior written notice from Agent or Requisite Lenders instructing it not to make the Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in
     Section 2.2 of this Agreement (other than the condition precedent set forth
     -----------
     in Section 2.2(e) of this Agreement), be entitled to fund such Swing Line
        -------------
     Advance and, in connection with such Swing Line Advance, to have each Lender make Revolving Credit Advances in accordance with Section
                                                              -------
     1.1(b)(iii) or to purchase participating interests in accordance with
     -----------
     Section 1.1(b)(iv). Until the Commitment Termination Date, Borrower may
     ------------------
     from time to time borrow, repay and reborrow under this Section 1.1(b).
                                                             ---------------
     Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section
                                                                      -------
     1.1(a). Those notices must be given no later than 1:00 p.m. (New York time)
     ------
     on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

             (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Effective Date and substantially in the form of Exhibit
                                                                       -------
     1.1(b)(ii) (the "Swing Line Note "). The Swing Line
     ----------       ---------------

     Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan
                   -----------
     and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

             (iii)  Refunding of Swing Line Loans. The Swing Line Lender, at any
                    -----------------------------
     time and from time to time in its sole and absolute discretion but no less frequently than once weekly, may on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan ") outstanding
                                         ------------------------
     on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) shall have occurred (in which event the
     ---------------    ------
     procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the
                   ------------------
     conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

             (iv)   Participation in Swing Line Loans. If, prior to refunding a
                    ---------------------------------
     Swing Line Loan with a Revolving Credit Advance pursuant to Section
                                                                 -------
     1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall
     -----------                                 ---------------    ------
     have occurred, then, subject to the provisions of Section 1.1(b)(v) below,
                                                       -----------------
     each Revolving Lender will, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

             (v)    Revolving Lenders' Obligations Unconditional. Each Revolving
                    --------------------------------------------
     Lender's obligation to make Revolving Credit Advances in accordance with
     Section 1.1(b)(iii) and to purchase participating interests in accordance
     -------------------
     with Section 1.1(b)(iv) shall be absolute and unconditional and shall not
          ------------------
     be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii) or 1.1(b)(iv), as the case may be,
                          -------------------    ----------
     the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

     (c)  Reliance on Notices.  Agent shall be entitled to rely upon, and shall
          -------------------
be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

     1.2  Letters of Credit.  Subject to and in accordance with the terms and
          -----------------
conditions contained herein and in Annex B, Borrower shall have the right to
                                   -------
request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

     1.3  Prepayments.
          -----------

      (a) Voluntary Prepayments.  Borrower may at any time on at least ten (10)
          ---------------------
days' prior written notice to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be
--------
immediately due and payable in full. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 1.9(c), plus the payment of any LIBOR funding
                       --------------
breakage costs in accordance with Section 1.13(b).  Upon any such prepayment and
                                  ---------------
termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be terminated.

      (b) Mandatory Prepayments.
          ---------------------

          (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less,
                                                                         ----
in each case, the outstanding Swing Line Loan at such time, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.
                        -------

          (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by clauses (a) through (e) of Section 6.8)
                                        -----------         ---     -----------
     or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and
     (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.
          ----------

          (iii) If Borrower issues Stock, Borrower shall, no later than the Business Day following the date of receipt of any cash proceeds thereof (other than cash proceeds of up to $1,000,000 in any Fiscal Year from the issuance of Stock of Borrower to employees, officers or directors of any Credit Party or any of its Subsidiaries), prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.
                                                             ----------

     (c)  Application of Certain Mandatory Prepayments.  Any prepayments made by
          --------------------------------------------
Borrower pursuant to clauses (b)(ii) or (b)(iii), above shall be applied as
                     ---------------    ---------
follows:  first, to Fees and reimbursable expenses of Agent then due and payable
          -----
pursuant to any of the Loan Documents; second, to interest then due and payable
                                       ------
on the Swing Line Loan; third, to the principal balance of the Swing Line Loan
                        -----
until the same shall have been repaid in full; fourth, to interest then due and
                                               ------
payable on the Revolving Credit Advances; fifth, to the outstanding principal
                                          -----
balance of Revolving Credit Advances until the same shall have been paid in full; and sixth, to any Letter of Credit Obligations, to provide cash collateral
          -----
therefor in the manner set forth in Annex B, until all such Letter of Credit
                                    -------
Obligations have been fully cash collateralized in the manner set forth in Annex
                                                                           -----
B.  Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be
-
permanently reduced by the amount of any such prepayments.

     (d)  Application of Prepayments from Insurance Proceeds.  Prepayments from
          --------------------------------------------------
insurance proceeds in accordance with  Section 5.4(c) shall be applied first, to
                                      ---------------
the Swing Line Loans and, second, to the Revolving Credit Advances. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

     (e)  Application of Payments from Receivables Facility.  Payments deposited
          -------------------------------------------------
in the Agent Account in accordance with Section 2.04 or Article VI (or any
                                        ------------    ----------
comparable provisions) of the Receivables Purchase Agreement shall be applied as follows:

   first, to Fees and reimbursable expenses of Agent then due and payable
   -----
   pursuant to any of the Loan Documents;

   second, to interest then due and payable on the Swing Line Loan;
   ------

   third, to the principal balance of the Swing Line Loan until the same shall
   -----
   have been repaid in full;

   fourth, to interest then due and payable on the Revolving Credit Advances
   ------
   until the same shall have been paid in full, provided, however, that unless a
                                                --------  -------
   Default or Event of Default has occurred and is continuing, interest on any LIBOR Loans shall not be required to be paid pursuant to this clause (e)
                                                                 ----------
   unless the date on which the payment is to be applied is the Interest Payment Date applicable thereto;

   fifth, to the outstanding principal balance of Revolving Credit Advances
   -----
   until the same shall have been paid in full, provided, however, that unless a
                                                --------  -------
   Default or Event of Default has occurred and is continuing, the outstanding principal balance of any LIBOR Loans shall not be required to be paid pursuant to this clause (e) unless the date on which the payment is to be
                    ----------
   applied is the Interest Payment Date applicable thereto;

   sixth, if a Default or Event of Default has occurred and is continuing, to
   -----
   any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have
                       -------
   been fully cash collateralized in the manner set forth in Annex B; and
                                                             -------

   seventh, the balance of any such payment shall be paid to Borrower on the
   -------
   Business Day on which the payment is received (or deemed received) by Agent in accordance with Section 1.10.
                      ------------

Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such payments.

     (f)  No Implied Consent.  Nothing in this Section 1.3 shall be construed to
          ------------------                   -----------
constitute Agent's or any Lender's consent to any transaction referred to in clauses (b)(ii) and (b)(iii) above which is not permitted by other provisions
---------------     --------
of this Agreement or the other Loan Documents.

    1.4   Use of Proceeds.  Borrower shall utilize the proceeds of the Revolving
          ---------------
Loan and the Swing Line Loan solely for the financing of Borrower's ordinary working capital and general corporate needs (including transactions permitted hereunder, but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a
                          ------------    -------------------------
description of Borrower's sources and uses of funds as of the Effective Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

     1.5       Interest and Applicable Margins.
               -------------------------------

       (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and
(ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum. The Applicable Revolver Index Margin, Applicable Revolver LIBOR Margin, Applicable L/C Margin, and the Applicable Unused Line Fee Margin are each equal to the rates per annum set forth below as of the Effective Date:

          Applicable Revolver Index Margin                  0.75%
          Applicable Revolver LIBOR Margin                  2.25%
          Applicable L/C Margin                             2.25%
          Applicable Unused Line Fee Margin                 0.375%

After the first anniversary of the Effective Date, the Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis as determined by consolidated EBITDA of Borrower and its Subsidiaries for the four Fiscal Quarters then most recently ended, commencing with the four Fiscal Quarters ending December 31, 1999. Adjustments in Applicable Margins will be determined by reference to the following grid:

          --------------------------------------------------------------
                   If EBITDA is:            Level of Applicable Margins:

          --------------------------------------------------------------
                **$85 million                         Level I
          --------------------------------------------------------------
          *$85 million, but **$70 million             Level II
          --------------------------------------------------------------
          *$70 million, but **$55 million             Level III
          --------------------------------------------------------------
          *$55 million, but **$40 million             Level IV
          --------------------------------------------------------------
          *$40 million, but **$25 million             Level V
          --------------------------------------------------------------
                 *$25 million                         Level VI
          --------------------------------------------------------------

* less than
** greater than or equal to

-------------------------------------------------------------------------------------
                                  Applicable Margins
-------------------------------------------------------------------------------------
                       Level I   Level II   Level III   Level IV   Level V   Level VI
                       --------  ---------  ----------  ---------  --------  ---------
-------------------------------------------------------------------------------------
Applicable Revolver       0.00%      0.25%       0.50%      0.75%     1.00%      1.25%
 Index Margin
-------------------------------------------------------------------------------------
Applicable Revolver       1.50%      1.75%       2.00%      2.25%     2.50%      2.75%
 LIBOR Margin
-------------------------------------------------------------------------------------
Applicable                1.50%      1.75%       2.00%      2.25%     2.50%      2.75%
L/C Margin
-------------------------------------------------------------------------------------
Applicable Unused        0.250%     0.250%      0.375%     0.375%    0.500%     0.500%
 Line Fee Margin
-------------------------------------------------------------------------------------

All adjustments in the Applicable Margins after the first anniversary of the Effective Date will be implemented on a prospective basis, beginning with each calendar month commencing at least five (5) days after the date of delivery to Agent and Lenders of the quarterly unaudited Financial Statements of Borrower evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements within eight (8) Business Days of the date required therefor pursuant to Section 4 and Annex E shall, in addition to any
                              ---------     -------
other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

     (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

     (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default shall
      --------------  ---    ---
have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default
                                                                   -------
Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

     (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in
Section 2.2, Borrower shall have the option to (i) request that any Revolving
-----------
Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such
                                                   ---------------
conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR
                       -----------
Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by facsimile or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of
                                              ---------
Conversion/Continuation") in the form of Exhibit 1.5(e).
-----------------------                  --------------

     (f)  Notwithstanding anything to the contrary set forth in this Section
                                                                     -------
1.5, if a court of competent jurisdiction determines in a final order that the
---
rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum
                            -------------------
Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time
                                     --------  -------
thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again
---------------         ---
exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f),
                                                                --------------
a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to
                   ------------
Borrower or as a court of competent jurisdiction may otherwise order.

    1.6   Receivables.  On the Effective Date, the Credit Parties intend to
          -----------
transfer substantially all of their Receivables to Special Purpose Corporation pursuant to the Receivables Documents. Upon notice to Agent by Borrower that a Facility Termination Date under (and as defined in) the Receivables Purchase Agreement may occur within sixty (60) days, Agent shall commence an evaluation and audit of the Receivables of the Credit Parties for the purpose of determining whether, and the basis on which, Receivables of the Credit Parties might be included in the Borrowing Base. Any amendment, supplement or modification to the definition of "Borrowing Base" and related terms and provisions, the result of which is to include some or all Receivables of the Credit Parties in the Borrowing Base, shall require the written consent of each Lender.

    1.7   Eligible Inventory.  Based on the most recent Borrowing Base
          ------------------
Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable judgment determine which Inventory of Borrower and Callaway Golf Ball Company shall be "Eligible Inventory" for
                                                  ------------------
purposes of this Agreement.  References in this Section 1.7 to Callaway Golf
                                                -----------
Ball Company shall be disregarded until such time as the Inventory of Callaway Golf Ball Company is eligible for inclusion in the Borrowing Base in accordance with the proviso to the definition of "Borrowing Base" in Annex A. In
         -------                                          -------
determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable judgment, subject to the approval of (x) each Lender in the case of an increase in the percentage advance rate and (y) Supermajority Revolving Lenders in the case of any adjustments or new criteria which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of Borrower or Callaway Golf Ball Company that:

     (a) is not owned by Borrower or Callaway Golf Ball Company free and clear of all Liens (other than Permitted Encumbrances described in clause (a), (e) or (i) of the definition thereof) and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or Callaway Golf Ball Company's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

     (b) is (i) not located on premises owned or leased by Borrower or Callaway Golf Ball Company or (ii) is stored with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or
(y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

     (c)  is placed on consignment or is in transit;

     (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

     (e) in Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged, unfit for sale or otherwise no longer used or useful in Borrower's or Callaway Golf Ball Company's business;

     (f) consists of customized product, demonstration equipment, display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

     (g)  consists of goods which have been returned by the buyer;

     (h) is not of a type held for sale in the ordinary course of Borrower's or Callaway Golf Ball Company's business;

     (i) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

     (j) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement, the Borrower Security Agreement or the Subsidiaries Security Agreement (as applicable) is untrue;

     (k)  consists of any costs associated with "freight-in" charges;

     (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

     (m)  is not covered by casualty insurance acceptable to Agent; or

     (n)  is otherwise unacceptable to Agent in its reasonable judgment.

    1.8   Cash Management Systems.  On or prior to the Effective Date, Borrower
          -----------------------
will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").
                     --------       -----------------------

    1.9   Fees.
          ----

     (a) Borrower shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter at the times specified for payment therein.

     (b) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which such fee is due.

    1.10  Receipt of Payments.  Borrower shall make each payment under this
          -------------------
Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Agent Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Agent Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

    1.11  Application and Allocation of Payments.
          --------------------------------------

     (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Receivables received in the ordinary course of business shall be applied first, to the Swing Line Loan and second, to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as
              --------------
set forth in Sections 1.3(c),
             ---------------

1.3(d) and 1.3(e) (as applicable). All payments and prepayments applied to a
------     ------
particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan;
(5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the
                                                        -------
aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.
                                         ------------

     (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with

Section 5.4(a)) and interest and principal, other than principal of the
--------------
Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

    1.12  Loan Account and Accounting.  Agent shall maintain a loan account (the
          ---------------------------
"Loan Account") on its books to record:  all Advances,  all payments made by
 ------------
Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording
             --------
shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.

Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

    1.13  Indemnity.
          ---------

     (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified
                                                            -----------
Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the
                                                      --- -------
Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such
                               -----------------------    --------
Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each
                                                  --------  -------
Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties
     ---------------
hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

    1.14  Access.  Each Credit Party which is a party hereto shall, during
          ------
normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate, appraise and make test verifications and counts of the Receivables, Inventory, Equipment, Real Estate and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

    1.15  Taxes.
          -----

     (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without
                              ------------
deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as
                                   ------------
applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

     (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate,
                   ------------
and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

     (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this
                  --------------
Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption "). Any foreign Person that seeks to become a Lender
-------------------------
under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

    1.16  Capital Adequacy; Increased Costs; Illegality.
          ---------------------------------------------

     (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Effective Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

     (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Effective Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any LIBOR Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that the demand is made within 180 days after
                         --------
the incurrence of such costs (unless such adoption, change or compliance arose or became effective retrospectively, in which case such Lender shall not be limited to such 180 day period so long as the Lender has given the notice to Borrower not later than 180 days from the date such adoption, change or compliance became applicable to the Lender). A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).
                 ---------------

     (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after
                          ------
the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

     (d) Within fifteen (15) Business Days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of
                                       ---------------
additional amounts or increased costs as provided in Section 1.15(a), 1.15(b),
                                                     ---------------  -------
1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected
-------    -------
Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be
--------------------
satisfactory to Agent.  If Borrower obtains a Replacement Lender within ninety
(90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the
      --------
additional amounts or increased
costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall
                             ---------------
promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).
                   ----------------  -------     -------

    1.17  Single Loan.  All Loans to Borrower and all of the other Obligations
          -----------
of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

    1.18  Eligible Real Estate.  Based on the most recent Borrowing Base
          --------------------
Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable judgment determine which Real Estate of Borrower shall be "Eligible Real Estate" for purposes of this Agreement. In
                   --------------------
determining whether any particular Real Estate constitutes Eligible Real Estate, Agent shall not include any such Real Estate to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Real Estate in its reasonable judgment, subject to the approval of each Lender in the case of an increase in the percentage advance rates and (y) Supermajority Revolving Lenders in the case of any adjustments or new criteria which have the effect of making more credit available. Eligible Real Estate shall not include any Real Estate of the Borrower that:

     (a)  is not identified on Schedule 1.18;
                               -------------

     (b) as to which any of the representations or warranties pertaining to Real Estate set forth in this Agreement (including, without limitation, Sections
                                                                        --------
3.6 and 3.17) or any of the Collateral Documents is untrue;
---     ----

     (c) is either not encumbered by a Deed of Trust or is encumbered by a Deed of Trust where Borrower shall have failed or neglected to perform, keep or observe any provision of such Deed of Trust, as a result of which an Event of Default shall have occurred and be continuing;

     (d)  ceases to be covered by insurance required by the Loan Documents; or

     (e)  is encumbered by any Lien other than a Lien explicitly allowed under
Section 6.7.
-----------

    1.19  Eligible Equipment.  Based on the most recent Borrowing Base
          ------------------
Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable judgment determine which Equipment of Credit Parties shall be "Eligible Equipment" for purposes of this Agreement. In
                         ------------------
determining whether any particular Equipment constitutes Eligible Equipment, Agent shall not include any such Equipment to which any of the exclusionary criteria set forth below applies. Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Equipment in its reasonable judgment, subject to the approval of (x) each Lender in the case of an increase in advance rates and (y) Supermajority Revolving Lenders in the case of adjustments or new criteria which have the effect of making more credit available. Eligible Equipment shall not include any Equipment of the Credit Parties that:

     (a) is not owned by a Credit Party free and clear of all Liens (other than Permitted Encumbrances described in clause (a), (d) or (i) of the definition
                                    ----------  ---    ---
thereof) and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and Lenders;

     (b) is not located on premises owned by Borrower, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto;

     (c) is covered by a certificate of title or title to which is otherwise required to be registered with a Governmental Authority, unless such certificate or other evidence of registration has been delivered to Agent with all necessary endorsements and filed or registered with the applicable Governmental Authority, free and clear of all Liens except those in favor of Agent and Lenders;

     (d) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien (other than Permitted Encumbrances described in clause (a) or (d) of the definition thereof or Liens permitted by clause (c)
   ----------    ---                                                 ----------
of Section 6.7);
   ------------

     (e) as to which any of the representations or warranties pertaining to any item or group of items of Equipment set forth in this Agreement or any of the Collateral Documents is untrue in any respect which would have a material adverse effect on the value thereof;

     (f) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

     (g)  is not covered by casualty insurance acceptable to Agent;

     (h)  is not subject to the CEF Lease Facility; or

     (i)  is otherwise unacceptable to Agent in its reasonable judgment.

2.   CONDITIONS PRECEDENT

     2.1  Conditions to the Loans.
          -----------------------

     No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Effective Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and
Lenders:

     (a)  Credit Agreement; Loan Documents.  This Agreement or counterparts
          --------------------------------
hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D,
                                                                       -------
each in form and substance satisfactory to Agent.

     (b)  Receivables Facility.  The Receivables Documents shall have been
          --------------------
executed and delivered by the parties thereto, the Receivables Facility shall be in effect and the initial purchase of Receivables Program Assets shall have occurred thereunder.

     (c)  Approvals.  Agent shall have received (i) satisfactory evidence that
          ---------
the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

     (d)  Payment of Fees. Borrower shall have paid the Fees required to be paid
          ---------------
on the Effective Date in the respective amounts specified in Section 1.9
                                                             -----------
(including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Effective Date.

     2.2  Further Conditions to Each Loan.  Except as otherwise expressly
          -------------------------------
provided herein, no Lender shall be obligated to fund any Loan, convert or continue (on or after the expiration of the LIBOR Period therefor) any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

     (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders shall have determined (and so notified Borrower) not to make such Loan, convert or continue (on or after the expiration of the LIBOR Period therefor) such Loan as a LIBOR Loan or incur such Letter of Credit Obligation due to the fact that such warranty or representation is untrue or incorrect; or

     (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

     (c) Any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan or the incurrence of any Letter of Credit Obligation, and Agent or Requisite Lenders shall have determined not to make such Loan, convert or continue such Loan as a LIBOR Loan, incur such Letter of Credit Obligation on the basis of such Default or Event of Default; or

     (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, less, in
                                                                      ----
each case, the then outstanding principal amount of the Swing Line Loan; or

     (e) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability.

     The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been
                                                     -----------
satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

 3.  REPRESENTATIONS AND WARRANTIES

     To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties and (where indicated) their Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.

     3.1  Corporate Existence; Compliance with Law.  Each Credit Party and each
          ----------------------------------------
of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of (i) $100,000 for any Credit Party or (ii) $500,000 for all Credit Parties in the aggregate; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law (including, but not limited to, with respect to all Real Estate, any applicable federal, state or local codes, ordinances, laws, rules and regulations, including building codes, safety and fire codes, and zoning and land use laws, disabled access requirements, and seismic safety laws) except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.2  Executive Offices; FEIN.  As of the Effective Date, the current
          -----------------------
location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations
                         -------------------------
has changed within the twelve (12) months preceding the Effective Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification
          -------------------------
number of each Credit Party.

     3.3  Corporate Power, Authorization, Enforceable Obligations.  The
          -------------------------------------------------------
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been
                                    --------------
duly obtained, made or complied with prior to the Closing Date. On or prior to the Effective Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     3.4  Financial Statements and Projections.  Except for the Projections and
          ------------------------------------
the Fair Salable Balance Sheet, all Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited

Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

     (a)  The following Financial Statements attached hereto as Disclosure
                                                                ----------
Schedule (3.4(A)) have been delivered on the date hereof:
-----------------

          (i) The audited consolidated and consolidating balance sheets at December 31, 1996 and 1997 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by PricewaterhouseCoopers, L.L.P.

          (ii) The unaudited balance sheet at September 30, 1998 and the related statement of income and cash flows of Borrower and its Subsidiaries for the three Fiscal Quarters then ended.

     (b)  Projections.  The Projections delivered on the Closing Date and
          -----------
attached hereto as Disclosure Schedule (3.4(B)) have been prepared by Borrower
                   ----------------------------
in light of the past operations of its businesses, but including future payments of known contingent liabilities reflected on the Fair Salable Balance Sheet, and reflect projections for the five (5) year period beginning on January 1, 1999 on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Effective Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

     (c)  Fair Salable Balance Sheets. The Fair Salable Balance Sheets delivered
          ---------------------------
on the Closing Date and attached hereto as Disclosure Schedule (3.4(C)) were
                                           ----------------------------
prepared by each Credit Party named thereon on a pro forma basis, except that assets of each Credit Party named thereon are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of each Credit Party named thereon stated at the reasonably estimated present values thereof.

     3.5  Material Adverse Effect.  Between December 31, 1997 and the Effective
          -----------------------
Date, (a) no Credit Party nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than as listed on Disclosure Schedule 3.5, (b) no contract, lease or other
                        -----------------------
agreement or instrument has been entered into by any Credit Party or any of its Subsidiaries or has become binding upon the assets of a Credit Party or any of its Subsidiaries and no law or regulation applicable to any Credit Party or any of its Subsidiaries has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party nor any of its Subsidiaries is in default and to the knowledge of each Credit Party after diligent inquiry, no third party is in default under any material contract, lease or other agreement or instrument (other than defaults under the Prior Loan Agreement), which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1997 and the Effective Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect, other than as listed on Disclosure Schedule (3.5).
          -------------------------

    3.6   Ownership of Property; Liens.  As of the Effective Date, the real
          ----------------------------
estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of
         -----------             -------------------------
the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title (subject to various matters of record) to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms
-------------------------
thereof satisfactory to Agent have been delivered to Agent.  Disclosure Schedule
                                                             -------------------
(3.6) further describes any Real Estate with respect to which any Credit Party
-----
is a lessor, sublessor or assignor as of the Effective Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets, excluding all Receivables Program Assets sold, contributed or otherwise disposed of under the Receivables Documents, and subject, in the case of Callaway Golf Ball Company, to the interests of the lessor under the CEF Lease Facility. As of the Effective Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and Liens arising under the Receivables Documents or under the CEF Lease Facility, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances and Liens arising under the Receivables Documents or under the CEF Lease Facility. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first
-------------------------
refusal or other similar contractual rights pertaining to any Real Estate. As of the Effective Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied and no Credit Party is aware of any latent or patent structural or other significant defect or deficiency in any improvements on any of the Real Estate. As of the Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

     3.7  Labor Matters.  As of the Effective Date (a) no strikes or other
          -------------
material labor disputes against Borrower or any of its Domestic Subsidiaries are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of Borrower and its Domestic Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from Borrower or any of its Domestic Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower or such Subsidiary; (d) except as set forth in Disclosure
                                                                 ----------
Schedule (3.7), neither Borrower nor any of its Domestic Subsidiaries is a party
-------------
to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement; (e) there is no organizing activity involving Borrower or any of its Domestic Subsidiaries pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of its Domestic Subsidiaries has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against
         ------------------------
Borrower or any of its Domestic Subsidiaries pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any of its Domestic Subsidiaries of any individual.

     3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
          ------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.8), no Credit Party
------------                          -------------------------
has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party and each of its Subsidiaries is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule
                                                         -------------------
(3.8).  Except as set forth in Disclosure Schedule (3.8), there are no
-----                          -------------------------
outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party and each of its Subsidiaries as of the Effective Date is described in Section 6.3 (including Disclosure Schedule
                                   -----------            -------------------
(6.3)).
-----

     3.9  Government Regulation.  No Credit Party nor any of its Subsidiaries is
          ---------------------
an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10 Margin Regulations.  No Credit Party nor any of its Subsidiaries is
          ------------------
engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party nor any of its Subsidiaries owns any Margin
 ------------
Stock (other than investments by Borrower permitted by Section 6.2(j)). The
                                                       --------------
extensions of credit contemplated by the Loan Documents do not violate, and no Credit Party nor any of its Subsidiaries will take or permit to be taken any action which might cause any Loan Document or the extension of credit contemplated thereby to violate, any regulation of the Federal Reserve Board.

    3.11  Taxes.  All material tax returns, reports and statements, including
          -----
information returns, required by any Governmental Authority to be filed by any Credit Party or any of its Subsidiaries have been filed with the appropriate Governmental Authority. All Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts which are being contested in accordance with Section 5.2(b) or have been included as a liability on the most
                --------------
recent consolidated balance sheet prepared by Borrower and provided to Agent pursuant to Section 4.1. Proper and accurate amounts have been withheld by each
            -----------
Credit Party and each of its Subsidiaries from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law or have been included as a liability on the most recent consolidated balance sheet prepared by Borrower and provided to Agent pursuant to Section 4.1. All amounts withheld have been timely paid to the respective
   -----------
Governmental Authorities.  Disclosure Schedule (3.11) sets forth as of the
                           --------------------------
Effective Date those taxable years for which the tax returns of any Credit Party or its Subsidiary are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11) , no Credit Party nor any of its
             --------------------------
Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties nor any of their Subsidiaries nor any of their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Effective Date, no Credit Party nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

    3.12  ERISA.
          -----

     (a)  Disclosure Schedule (3.12) lists and separately identifies all Title
          --------------------------
IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

     (b)  Except as set forth in Disclosure Schedule (3.12): (i) no Title IV
                                 --------------------------
Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

     3.13 No Litigation.  No action, claim, lawsuit, demand, investigation or
          -------------
proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of its Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators or in any way regarding or directly affecting any of the Real Estate (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter
 ----------
into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder or the interest of Borrower in any of the Real Estate, or (b) which has a reasonable risk of being determined adversely to any Credit Party or any of its Subsidiaries and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the
                                       --------------------------
Effective Date there is no Litigation pending or threatened which seeks damages in excess of $1,000,000 or injunctive relief or alleges criminal misconduct of any Credit Party or any of its Subsidiaries.

     3.14 Brokers.  No broker or finder acting on behalf of any Credit Party
          -------
brought about the obtaining, making or closing of the Loans, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     3.15 Intellectual Property.  As of the Effective Date, each Credit Party
          ---------------------
and each of its Subsidiaries owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. To Borrower's knowledge after
               --------------------------
diligent inquiry, each Credit Party and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

     3.16 Full Disclosure.  No information contained in this Agreement, any of
          ---------------
the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Receivables.

     3.17 Environmental Matters.
          ---------------------

     (a)  Except as set forth in Disclosure Schedule (3.17), as of the Effective
                                 --------------------------
Date (and, in the case of any Subsidiary of a Credit Party other than a Domestic Subsidiary, to the knowledge of the applicable Credit Party): (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (ii) no Credit Party nor any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000;
(iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party nor any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to exceed $100,000, and no Credit Party nor any of its Subsidiaries has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any

Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party or any of its Subsidiaries; (vii) no notice has been received by any Credit Party or any of its Subsidiaries identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party or any of its Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party or any of its Subsidiaries, other than documents the disclosure of which would result in the loss of an evidentiary privilege.

     (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or the affairs of any Credit Party or any of its Subsidiaries, and (ii)does not have the capacity through the provisions of the Loan Documents or otherwise to influence the conduct of any Credit Party or any of its Subsidiaries with respect to the ownership, operation or management of any of its Real Estate (except as specifically provided in the Deeds of Trust) or compliance with Environmental Laws or Environmental Permits.

     3.18 Insurance.  Disclosure Schedule (3.18) lists all insurance policies of
          ---------   --------------------------
any nature maintained, as of the Effective Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

     3.19 Deposit and Disbursement Accounts.  Disclosure Schedule (3.19) lists
          ---------------------------------   --------------------------
all banks and other financial institutions at which any Credit Party or any of its Domestic Subsidiaries maintains deposits and/or other accounts as of the Effective Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

     3.20 [INTENTIONALLY OMITTED.]
          ------------------------

     3.21 Customer and Trade Relations.  As of the Effective Date, except as
          ----------------------------
disclosed in writing to Agent on or before the Effective Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or
cancellation of, or any material adverse modification or change in:   the
business relationship of any Credit Party or any of its Subsidiaries with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party or any of its Subsidiaries with any supplier material to its operations.

     3.22 Agreements and Other Documents.  As of the Effective Date, each Credit
          ------------------------------
Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject, each of which are listed on Disclosure Schedule (3.22):
                                                    --------------------------
supply agreements and purchase agreements not terminable by such Credit Party or Subsidiary within sixty (60) days following written notice issued by such Credit Party or Subsidiary and involving transactions in excess of $1,000,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties or their Subsidiaries, the absence of which could be reasonably likely to have a Material Adverse Effect; and instruments or documents evidencing Indebtedness of such Credit Party or Subsidiary and any security interest granted by such Credit Party or Subsidiary with respect thereto.

     3.23 Solvency.  Both before and after giving effect to (a) the Loans and
          --------
Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the Refinancing and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is Solvent, provided that this representation shall apply to
                              --------
Callaway Golf Ball Company only after Inventory and Receivables of Callaway Golf Ball Company are determined to be eligible for inclusion in the Borrowing Base in accordance with the proviso to the definition of "Borrowing Base" in Annex A.
                       -------                                          -------

     3.24 Year 2000 Representations.  Borrower, on behalf of each Credit Party,
          -------------------------
has adopted a Year 2000 Corrective Plan, copies of which have been delivered to Agent.

     3.25 Assets of Subsidiaries.  The aggregate fair salable value of tangible
          ----------------------
assets of all of Borrower's Other Subsidiaries does not exceed $5,000,000.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1  Reports and Notices.
          -------------------

     (a) Each Credit Party executing this Agreement hereby agrees that from and after the Effective Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.
             -------

     (b) Each Credit Party executing this Agreement hereby agrees that from and after the Effective Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner
               --------------
set forth in Annex F.
             -------

     4.2  Communication with Accountants.  Each Credit Party executing this
          ------------------------------
Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including PricewaterhouseCoopers, L.L.P., and shall disclose and make available (and shall authorize such accountants and advisors to disclose and make available) to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1  Maintenance of Existence and Conduct of Business.  Each Credit Party
          ------------------------------------------------
shall: do or cause to be done, and shall cause each of its Subsidiaries which is a Material Subsidiary to do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, provided that Borrower shall be permitted to consummate a
                       --------
Reincorporation Merger; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), provided that the winding down and
             -------------------------  --------
dissolution of Odyssey Golf, Inc. shall not be deemed a violation of this covenant.

     5.2  Payment of Obligations.
          ----------------------

     (a)  Subject to Section 5.2(b), each Credit Party shall, and shall cause
                     --------------
each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

     (b) Each Credit Party and each of its Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided, that (i) adequate reserves with
                    --------------  --------
respect to such contest are maintained on the
books of such Credit Party or Subsidiary, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party or Subsidiary shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or Subsidiary or the conditions set forth in this Section 5.2(b)
                                                               -------------
are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

     5.3  Books and Records.  Each Credit Party shall, and shall cause each of
          -----------------
its Domestic Subsidiaries to, keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).
                                     ---------------------------

     5.4  Insurance; Damage to or Destruction of Collateral.
          -------------------------------------------------

     (a) The Credit Parties shall at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on
                                   --------------------------
the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

     (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

     (c) Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $5,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section
                                                                     -------
1.3(d), or permit or require the applicable Credit Party to use such money, or
------
any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into
          --------
binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance
                                               --------------
proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower or to any of its Subsidiaries to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party or Subsidiary to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit
   -----------
Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided
                           --------------  --------
that in the case of insurance proceeds pertaining to any Credit Party other than Borrower or any other Subsidiary of Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.

     (d) Notwithstanding anything to the contrary set forth in this Agreement, including but not limited to Sections 5.4 (a)-(c), above, and in addition to all
                             --------------------
insurance requirements set forth in this Agreement and in the Loan Documents, Borrower shall, with respect to each Mortgaged Property, comply with the requirements of Annex G.
                -------

     5.5  Compliance with Laws.  Each Credit Party shall, and shall cause each
          --------------------
of its Subsidiaries to, comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6  Supplemental Disclosure.  From time to time as may be requested by
          -----------------------
Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such
                                --------
Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Effective Date.

     5.7  Intellectual Property.  Each Credit Party will, and will cause each of
          ---------------------
its Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

     5.8  Environmental Matters.  Each Credit Party shall and shall cause each
          ---------------------
of its Subsidiaries and each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any

Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or Subsidiary becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or Subsidiary in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any other Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any of its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, and shall cause each of its Subsidiaries to, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9  Landlords' Agreements, Mortgagee Agreements and Bailee Letters.  Each
          --------------------------------------------------------------
Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location listed on Disclosure Schedule (5.9) or leased or acquired by
                            -------------------------
the Credit Party after the date hereof, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to each location or warehouse space leased or owned as of the Effective Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Effective Date (or, if later, as of the date such location is acquired or leased), Eligible Inventory and Eligible Equipment at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable judgment (which Reserves shall be equal to three months rent for the property located at 2105 Rutherford Road, Carlsbad, California). After the Effective Date, no real property or warehouse space shall be leased or acquired by any Credit Party or any of its Subsidiaries and no Inventory or Equipment shall be shipped to a processor or converter under arrangements established after the Effective Date without the prior written consent of

Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory and Eligible Equipment at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall, and shall cause each of its Subsidiaries to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     5.10 Further Assurances.  Each Credit Party executing this Agreement agrees
          ------------------
that it shall and shall cause each other Credit Party and each of its Subsidiaries to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

     5.11 Year 2000 Corrective Actions.  On or before June 30, 1999, Borrower,
          ----------------------------
on behalf of the Credit Parties, shall have completed and delivered to Agent a Year 2000 Assessment. Each Credit Party shall, and shall cause each of its Subsidiaries to, have completed all Year 2000 Corrective Actions by September 30, 1999 Year 2000 and Implementation Testing by September 30, 1999. Each Credit Party shall, and shall cause each of its Subsidiaries to, have eliminated all Year 2000 Problems by September 30, 1999, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.   NEGATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

     6.1  Mergers, Subsidiaries, Etc.
          ---------------------------

     (a) No Credit Party nor any of its Subsidiaries shall directly or indirectly, by operation of law or otherwise, except in the case of Special Purpose Corporation, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, other than (A) a merger of an Other Subsidiary, with a Credit Party or other person in connection with the sale or other disposition of the assets or Stock of the Other Subsidiary, (B) the investment in the distributor of Borrower's products in Ireland contemplated by Section 6.2(g) and (C) the acquisition of other current
                        --------------
assets pursuant to clause (c)(ii) of Section 6.2.
                   --------------    -----------

     (b)   Notwithstanding the prohibitions in clause (a) of this Section 6.1,
                                               ----------         -----------
Borrower may consummate a Reincorporation Merger, subject to satisfaction of each of the following conditions:

     (i) Agent shall have received written confirmation that any changes to the charter and by-laws of Borrower resulting from the Reincorporation Merger which would adversely affect Agent or Lenders or any Credit Party's duty or ability to repay the Obligations, are satisfactory in form and substance to Requisite Lenders;

     (ii) any changes in the capital structure of Borrower after giving effect to the Reincorporation Merger shall be satisfactory to Requisite Lenders;

     (iii) at least ten (10) Business Days prior to the effectiveness of the Reincorporation Merger, Agent shall have received a copy for each Lender of the following documents, each of which shall be satisfactory in form and substance to Agent (and Agent shall be deemed to have approved each of the following documents absent notice to Borrower to the contrary within ten (10) Business Days after Agent's receipt of the document): (A) the merger agreement and articles of merger with respect to the Reincorporation Merger; (B) good standing certificates (including verification of tax status) in the States of Delaware and California for the Person into which Borrower is to be merged; (C) certificates of qualification to do business in each jurisdiction where such Person's ownership or lease of property or the conduct of its business requires such qualification (unless waived by Agent in its sole discretion), each dated a recent date and certified by the applicable Secretary of State or other authorized Governmental Authority; (D) resolutions of such Person's and Borrower's Board of Directors approving and authorizing the execution, delivery and performance of the merger agreement and the assumption agreement with respect to the Loan Documents, certified as of a recent date by Borrower's and such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment; (E) signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of a recent date by such Person's corporate secretary or an assistance secretary as being true, accurate, correct and complete; (F) a duly executed assumption agreement pursuant to which such Person assumes all of the Obligations; and (G) duly executed originals of opinions of Gibson Dunn & Crutcher LLP and the General Counsel or an Associate General Counsel of Borrower and such Person with respect to the Reincorporation Merger and its effect on the Loan Documents;

     (iv) Agent shall have received a copy of the proxy statement to be delivered to shareholders of Borrower with respect to the Reincorporation Merger on or prior to the date of its mailing to shareholders; and

     (v) Borrower and the Person into which Borrower is to be merged shall have executed and delivered to Agent such further instruments and done such further acts as may be necessary or proper in the reasonable opinion of Agent to perfect and protect the security interest of Agent on behalf of itself and Lenders in the Collateral.

     (c)   Notwithstanding the prohibitions in clause (a) of this Section 6.1,
                                               ----------         -----------
Borrower may acquire all or substantially all of the assets or all of the Stock of any Person (the "Target") (in each case, a "Permitted Acquisition", including
                    ------                     ---------------------
without limitation the acquisition of distribution rights pursuant to clause
                                                                      ------
(c)(i) of Section 6.2), subject to the satisfaction of each of the following
------    -----------
conditions:

     (i) Agent shall receive at least ten (10) days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

     (ii) such Permitted Acquisition shall only involve those assets of a business, of the type engaged in by Borrower as of the Effective Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

     (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

     (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

     (v) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations (with contingent obligations other than Indebtedness being valued in accordance with GAAP) incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) shall not exceed in the case of all Permitted Acquisitions, $25,000,000 during any Fiscal Year and $100,000,000 during the term hereof;

     (vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

     (vii) (A) at the closing of any Permitted Acquisition of assets or any Permitted Acquisition of Stock of a Target which is to become a Domestic Subsidiary of Borrower, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Borrower and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith, and the Target shall execute a joinder to this Agreement and become a Credit Party hereunder and (B) at or prior to the closing of any Permitted Acquisition of Stock of a Target (other than a Target which is to become a Domestic Subsidiary of Borrower), Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances described in clause (a) of the definition thereof) in the
                                    ------  -
Stock of the Target, provided that the security interest described in this
                     --------
clause (B) shall not exceed two-thirds of the combined voting power of all Stock
------  -
of the Target;

     (viii) concurrently with delivery of the notice referred to in clause (i)
                                                                    ----------
above, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent:

            (A) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro
                                                                ---------------
     Forma"), based on recent financial statements, which shall be complete and
     -----
     shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Borrower and its Subsidiaries would have had a ratio of Funded Debt to Adjusted EBITDA not in excess of 2.25 to 1.0 for the period of four Fiscal Quarters then most recently ended, as reflected in a certificate of the Chief Financial Officer of Borrower delivered to Agent prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period), (y) average daily Net Borrowing Availability for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $18,000,000 on a pro forma basis (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Net Borrowing Availability of $18,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and (z) on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in Annex H for the four quarter period reflected in the Compliance Certificate
     -------
     most recently delivered to Agent pursuant to Annex E prior to the
                                                  -------
     consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

            (B) updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise

                                                                [Execution Copy]

     prepared in accordance with the Projections (the "Acquisition Projections")
                                                       -----------------------
     and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; and

          (C) a certificate of the chief financial officer of Borrower to the effect that: (w) Borrower will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower and the Target and show that Borrower shall continue to be in compliance with the financial covenants set forth in Annex H for the three (3) year period thereafter; and (z) Borrower has
        -------
     completed its due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

     (ix) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents (including without limitation environmental audits) reasonably requested by Agent; and

     (x) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing .

     Notwithstanding the foregoing, the assets of the Target shall not be included in the Borrowing Base without the prior written consent of Agent and Requisite Lenders.

    6.2   Investments; Loans and Advances.  Except as otherwise expressly
          -------------------------------
permitted by this Section 6, no Credit Party nor any of its Subsidiaries shall
                  ----------
make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) any Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to such Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Receivables in the ordinary course of business, so long as the aggregate amount of such Receivables so settled by all Credit Parties does not exceed $1,000,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Effective Date and investments in its Subsidiaries specifically permitted under Section 6.1; (c) so long as no Event of Default shall have occurred and be
      -----------
continuing, Borrower or ERC International Company may acquire (i) distribution rights for Borrower's products in Japan for an aggregate amount of up to $10,000,000 and (ii) other current assets in Japan related to Borrower's business for an aggregate amount of up to $30,000,000, and Borrower may loan or advance money to ERC International Company to finance such investments; and (d) so long as no Event of Default shall have occurred and be continuing, Borrower may make investments subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(ii) commercial paper maturing no more than nine months from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv)
                                                            ------------
time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (e) each Credit Party or any of their respective Subsidiaries may make loans or advances as permitted under clauses (a) and (c) of Section 6.14; (f) Borrower may maintain its
      ------- ---     ---    ------------
existing investment in the GSOT,  provided that the aggregate amount thereof
                                  --------
does not exceed $87,000,000 at any time; and (g) Borrower may acquire the stock or assets of the distributor of Borrower's products in Ireland for an aggregate amount up to $1,500,000; (h) so long as no Event of Default shall have occurred and be continuing, Borrower may make additional investments in Callaway Golf Ball Company of (i) up to $20,000,000 in the Fiscal Year ending December 31, 1999, (ii) up to $10,000,000 in the Fiscal Year ending December 31, 2000 and
(iii) up to $5,000,000 in the Fiscal Year ending December 31, 2001; (i) Borrower or any Receivables Subsidiary may make investments in Special Purpose Corporation and Borrower may guarantee the obligations of a Receivables Subsidiary, in each case in connection with the Receivables Facility; and (j) Borrower may make other investments not exceeding $200,000 in the aggregate at any time outstanding.

    6.3   Indebtedness.  No Credit Party nor any of its Subsidiaries shall
          ------------
create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7, (ii) Indebtedness
                                ----------    -----------
incurred in connection with the CEF Lease Facility, the aggregate outstanding balance of which shall not exceed $60,000,000, (iii) the Loans and the other Obligations, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded (without penalty therefor) under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or
             -------------------------
modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, any Subsidiary thereof, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified,
(vi) Indebtedness specifically permitted under Section 6.1, (vii) Indebtedness
                                               -----------
consisting of intercompany loans and advances made by Borrower to any other

Credit Party that is a Guarantor or by any such Guarantor to Borrower, provided
                                                                       --------
that (A) no note of any kind shall be executed or delivered to evidence any such intercompany Indebtedness owing at any time by Borrower to such Guarantor or by such Guarantor to Borrower; (B) Borrower shall accurately record all intercompany transactions on its books and records; (C) the obligations of each Credit Party related to any such intercompany loan or advance shall be subordinated to the Obligations pursuant to Section 11.11 hereunder; (D) at the
                                            -------------
time any such intercompany loan or advance is entered into by any Credit Party and after giving effect thereto, such Credit Party shall be Solvent; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (viii) Indebtedness consisting of obligations under transactions permitted under Section 6.17; (ix) Indebtedness
                                               ------------
incurred in accordance with clauses (a)  or (c) of  Section 6.2, (x)
                            ------------    ---     -----------
Indebtedness incurred in accordance with Section 6.4(b), (xi) Indebtedness
                                         --------------
created or arising under the Receivables Documents (including without limitation any Indebtedness pursuant to a note payable by a Receivable Subsidiary to Special Purpose Corporation); (xii) Indebtedness of ERC International Company the aggregate outstanding principal amount of which does not exceed $25,000,000 at any time; (xiii) Indebtedness due to Borrower from its Subsidiaries (A) which arises from transfers of Inventory by Borrower to its Subsidiaries in the ordinary course of business or (B) the aggregate outstanding principal amount of which does not exceed $1,000,000 for each such Subsidiary and $5,000,000 for all such Subsidiaries; (xiv) obligations with respect to letters of credit issued prior to the Effective Date by Wells Fargo Bank, National Association, provided that the entire amount of such obligations shall be payable pursuant to one or more Letters of Credit issued for the benefit of Wells Fargo Bank, National Association to backstop or pay directly such obligations; and (xv)other unsecured Indebtedness, the aggregate outstanding principal amount of which shall not exceed $2,500,000.

    6.4   Employee Loans and Affiliate Transactions.
          -----------------------------------------

     (a)  Except as otherwise expressly permitted in this Section 6 with respect
                                                         ---------
to Affiliates, no Credit Party nor any of its Subsidiaries shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or Subsidiary's business and upon fair and reasonable terms that are no less favorable to such Credit Party or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party or Subsidiary. All transactions existing as of the date hereof among Credit Parties and their Affiliates are described on Disclosure Schedule (6.4(a)), other than intercompany transactions permitted by
---------------------------
Section 6.3.
-----------

     (b) No Credit Party nor any of its Subsidiaries shall enter into any lending or borrowing transaction with any employees of any Credit Party or Subsidiary thereof, except (i) loans to their respective employees in the ordinary course of business consistent with past practices and stock option financing up to a maximum of $1,000,000 to any employee and up to a maximum of $5,000,000 in the aggregate at any one time outstanding and (ii) existing loans described on Disclosure Schedule (6.3).
                            -------------------------

     (c) Notwithstanding anything to the contrary in subsections (a) and (b) of this Section 6.4, the Credit Parties and each of their respective Subsidiaries
     -----------
shall be permitted to engage in any transaction with any Affiliate pursuant to the Receivables Facility.

    6.5   Capital Structure and Business.  No Credit Party nor any of its
          ------------------------------
Subsidiaries shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of
                          -------------------------
any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except (i) to the extent permitted by Section 6.14, (ii) as a result of a Reincorporation Merger, (iii)
             ------------
that Special Purpose Corporation may issue Stock in connection with the Receivables Facility and (iv) that Borrower may make a Public Offering of its common Stock so long as (A) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and (B) no Change of Control
                               -------------------
occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or any Credit Party's duty or ability to repay the Obligations. No Credit Party nor any of its Subsidiaries shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

    6.6   Guaranteed Indebtedness.  No Credit Party nor any of its Subsidiaries
          -----------------------
shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party or Subsidiary, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) for Guaranteed Indebtedness described on Disclosure Schedule (6.3).
                          -------------------------

    6.7   Liens.  No Credit Party nor any of its Subsidiaries shall create,
          -----
incur, assume or permit to exist any Lien on or with respect to its Receivables or any of its other properties or assets (whether now owned or hereafter acquired), including but not limited to the interests of a Credit Party or any of its Subsidiaries in any Real Estate, except for (a) Permitted Encumbrances;
(b) Liens in existence on the date hereof and summarized on Disclosure Schedule
                                                            -------------------
(6.7); (c) Liens created after the date hereof by conditional sale or other
-----
title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $15,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase
---------
money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed

100% of the purchase price of the subject assets); (d) Liens created in connection with leases specifically permitted under Section 6.3(ii), (e) Liens
                                                    ---------------
on assets of ERC International Company to secure Indebtedness permitted by clause (xii) of Section 6.3 and (f) Liens created in connection with the
------------    -----------
Receivables Facility; and (g) any proposed transaction in which Borrower intends to lease any real property owned by Borrower to any Person other than an Affiliate of Borrower, so long as, prior to the consummation thereof, (i) Borrower shall deliver a certificate to Agent setting forth the material economic terms of the proposed lease and the net effective rental rate thereof, together with true and correct copies of the documents evidencing such proposed transaction, and (ii) the net effective rental rate, as set forth on Borrower's certificate, is equal to or greater than the rent rate assumed for such real property in the then most recent appraisal obtained by Agent for the real property intended to be demised thereby. In addition, no Credit Party nor any of its Subsidiaries shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except (i) operating leases, Capital Leases, the CEF Lease Facility, or Licenses which, in each case, prohibit Liens only upon the assets that are the subject of the transactions contemplated thereby and (ii) the Receivables Documents. Notwithstanding anything to the contrary contained herein the Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to the Mortgaged Properties, other than those explicitly set forth in the pro-forma title policies delivered to Agent on or prior to the Effective Date or Permitted Encumbrances described in clause (a), (d), (h) or (i) of the definition thereof.
                          ----------  ---  ---    ---

    6.8   Sale of Stock and Assets.  No Credit Party nor any of its Subsidiaries
          ------------------------
shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets (other than goodwill), including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Receivables, other than (a) the sale or other disposition of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business or other Equipment and Fixtures which, in each case, are either (i) described on Disclosure Schedule (6.8), (ii) subject to the CEF Lease Facility or (iii) have
-------------------------
a value not exceeding $1,000,000 in any single transaction or $5,000,000 in the aggregate in any Fiscal Year; (c) the factoring of Japanese retail Receivables by ERC International Company; (d) the sale, transfer, conveyance or other disposition of Stock or assets of an Other Subsidiary and (e) the sale or other disposition of Receivables Program Assets in connection with the Receivables Facility. With respect to any disposition of assets or other properties permitted pursuant to clause (b) above, Agent agrees on reasonable prior written
                      ----------
notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

    6.9   ERISA.  No Credit Party shall or shall cause or permit any ERISA
          -----
Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section

412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

    6.10  Financial Covenants.  Borrower shall not breach or fail to comply with
          -------------------
any of the Financial Covenants (the "Financial Covenants") set forth in Annex H.
                                     -------------------                -------

    6.11  Hazardous Materials.  No Credit Party nor any of its Subsidiaries
          -------------------
shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

    6.12  Sale-Leasebacks.  No Credit Party nor any of its Subsidiaries shall
          ---------------
engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets, except for those transactions contemplated by the CEF Lease Facility.

    6.13  Cancellation of Indebtedness.  No Credit Party nor any Material
          ----------------------------
Subsidiary shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices, other than (i) reductions in interest and principal owing on the note receivable due to Borrower from the GSOT; and (ii) the conversion to shareholders' equity of advances made by Borrower to its Subsidiaries.

    6.14  Restricted Payments.  No Credit Party nor any of its Subsidiaries
          -------------------
shall make any Restricted Payment, except:

     (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3 above,
                    -----------

     (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower,

     (c)  employee loans permitted under Section 6.4(b) above,
                                        --------------

     (d)  dividends by Borrower on the common Stock of Borrower, provided that
                                                                --------
(i) the aggregate amount of dividends paid pursuant to this clause (d) shall not
                                                            ----------
exceed $22,000,000 in any Fiscal Year, and (ii) at the time of the declaration and payment of such dividend and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,

     (e) amounts paid to (or on behalf of) holders of Borrower's common Stock to repurchase such Stock, provided that with respect to this clause (e):
                          --------                           ----------

   (i) Agent shall have received at least thirty (30) Business Days prior to any such proposed payment (A) a written notice thereof, which shall include a reasonably detailed description of such proposed payment,
          (B) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries, based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such proposed payment and the funding of all Loans in connection therewith, and such pro forma statements shall reflect that the requirements of this clause (e) shall be satisfied and (C) a
                               ----------
          certificate of the chief financial officer of Borrower to the effect that Borrower will be Solvent after the proposed payment and that the pro forma statements fairly present the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the proposed payment,

   (ii) on a pro forma basis, Borrower and its Subsidiaries would have had a ratio of Funded Debt to Adjusted EBITDA not in excess of 2.0 to 1.0 for the period of four Fiscal Quarters then most recently ended (after giving effect to such proposed payment and all Loans funded in connection therewith as if made on the first day of such period),

   (iii) on a pro forma basis (calculated after further reducing EBITDA in clause (a) of the definition of "Fixed Charge Coverage Ratio" by the
          ----------
          amount of all payments to holders of Borrower's Stock pursuant to this clause (e) during the rolling period described herein), Borrower and
          ----------
          its Subsidiaries would have had on a consolidated basis, at the end of the Fiscal Quarter then most recently ended, a Fixed Charge Coverage Ratio for the twelve month period then ended (or, with respect to Fiscal Quarters ending on or before September 30, 1999, the period commencing on January 1, 1999 and ending on the last day of such Fiscal Quarter) of not less than 1.0;

   (iv) average daily Net Borrowing Availability for the 90-day period preceding the date of such proposed payment would have exceeded $18,000,000 on a pro forma basis (giving effect to such proposed payment and all Loans funded in connection therewith as if made on the first day of such period),

   (v) Net Borrowing Availability of $18,000,000 shall continue for at least 90 days after the consummation of such proposed payment,

   (vi) no Event of Default shall have occurred and be continuing or on a pro forma basis, would result after giving effect to such proposed payment and Borrower would have been in compliance with the financial covenants set forth in Annex H for the
                                 -------
          four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the
                                                  -------
          consummation of such proposed payment (after giving effect to such proposed payment and all Loans funded in connection therewith as if made on the first day of the period of four Fiscal Quarters then most recently ended), and

   (vii)  all Stock repurchased pursuant to this clause (e) shall be immediately
                                                 ----------
          canceled and retired, and

     (f) payments, loans, contributions or other transfers of funds between or among Borrower, Special Purpose Corporation and a Receivables Subsidiary made in connection with the Receivables Facility.

    6.15  Change of Corporate Name or Location; Change of Fiscal Year.  No
          -----------------------------------------------------------
Credit Party nor any other Material Subsidiary shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United
    --------
States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party nor any of its Subsidiaries shall change its Fiscal Year.

    6.16  No Impairment of Intercompany Transfers.  No Credit Party nor any of
          ---------------------------------------
its Subsidiaries shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Receivables Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

    6.17  No Speculative Transactions.  No Credit Party nor any of its
          ---------------------------
Subsidiaries shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

    6.18  Leases.  No Credit Party nor any of its Subsidiaries shall enter into
          ------
any operating lease for Equipment (other than the CEF Lease Facility) or Real Estate, if the aggregate of all such operating lease payments payable in any Fiscal Year for Borrower and its Subsidiaries on a consolidated basis would exceed $5,000,000.

 7. TERM

    7.1   Termination.  The financing arrangements contemplated hereby shall be
          -----------
in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

    7.2   Survival of Obligations Upon Termination of Financing Arrangements.
          ------------------------------------------------------------------
Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the
                                       --------
provisions of Section 11, the payment obligations under Sections 1.15 and 1.16,
              ----------                                -------------     ----
and the indemnities contained in the Loan Documents shall survive the Termination Date.

 8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

    8.1   Events of Default.  The occurrence of any one or more of the following
          -----------------
events (regardless of the reason therefor) shall constitute an "Event of
                                                                --------
Default" hereunder:

     (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's written demand for such reimbursement or payment of expenses.

     (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set
                     ------------  ----  ---    -
forth in  Annexes C or H, respectively.
         ----------    -

     (c) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F,
                     ---------                                ---------    -
respectively, and the same shall remain unremedied for five (5) Business Days or more.

     (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section
                                                                      -------
8.1) and the same shall remain unremedied for twenty (20) days or more from the
---
date of delivery of notice thereof to Borrower by Agent.

     (e) A default or breach by any Credit Party or any of its Subsidiaries shall occur under any other agreement, document or instrument to which any Credit Party or any of its Subsidiaries is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries in excess of $5,000,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

     (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

     (g) Assets of any Credit Party or any of its Subsidiaries with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party or any of its Subsidiaries and such condition continues for thirty
(30) days or more.

     (h) A case or proceeding shall have been commenced against any Credit Party or any of its Subsidiaries seeking a decree or order in respect of any Credit Party or any of its Subsidiaries (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law (other than the dissolution of Callaway Golf (Germany) GMBH and Callaway Golf Trading GmbH under German law and of Callaway Golf Europe S.A. under French law), (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or any of its Subsidiaries or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party or any of its Subsidiaries, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (i) Any Credit Party or any of its Subsidiaries (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law (other than the dissolution of Callaway Golf (Germany) GMBH and Callaway Golf Trading GmbH under German law and of Callaway Golf Europe S.A. under French law), (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or any of its Subsidiaries or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, or (iv) shall take any corporate action in furtherance of any of the foregoing, or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

     (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against any Credit Party or any of its Subsidiaries and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

     (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party or any of its Subsidiaries shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

     (l)  Any Change of Control shall occur.

     (m) Any Termination Event or Event of Servicer Termination (in each case, as defined in the Receivables Purchase Agreement) shall occur and be continuing.

   8.2    Remedies.
          --------

     (a) If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders, shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and the incurrence of further Letter of Credit

Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

     (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice,
(i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand,
                                   -------
protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the
                                      --------  -------
occurrence of an Event of Default specified in Sections 8.1(h) or (i), the
                                               ---------------    ---
Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

   8.3    Waivers by Credit Parties.  Except as otherwise provided for in this
          -------------------------
Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard,
(b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

   9.1    Assignment and Participations.
          -----------------------------

     (a)  Subject to the provisions of this Section 9.1(a), the Credit Parties
                                            --------------
signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and Borrower (with Borrower's consent not to be unreasonably withheld and except that upon the occurrence and during the continuance of any Default or Event of Default, Borrower's consent shall not be required) and the execution of an assignment agreement (an "Assignment Agreement") substantially
                                          --------------------
in the form attached hereto as Exhibit 9.1(a) and otherwise in form and
                               --------------
substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) be effective only upon delivery to Agent of
(A) the executed Assignment Agreement and (B) if the assignee is to become a Foreign Lender, the Certificate of Exemption required by Section 1.15(c). In the
                                                         ---------------
case of an assignment by a Lender under this Section 9.1, the assignee shall
                                             -----------
have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment permitted hereunder will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations pursuant to this Section 9.1, Agent or any such Lender shall so notify Borrower
                 -----------
and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time transfer the
                   --------------
Obligations held by it and its rights under this Agreement and the other Loan Documents to an Affiliate of the Lender which (if the Affiliate is organized under the laws of a jurisdiction outside the United States) complies with the requirements of Section 1.15(c), any Lender may at any time pledge the
                ---------------
Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge
                                        --------  -------
to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

     (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the final maturity date of any Loan in which such holder participates, and (iii) any release of all or substantially all of the

Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a
-------------  ----  ----      ---
participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

     (c)  Except as expressly provided in this Section 9.1, no Lender shall, as
                                               -----------
between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

     (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as
                                                           -----------
reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by a Credit Party shall only be certified by the Credit Party as having been prepared by the Credit Party in compliance with the representations contained in Section
                                                                        -------
3.4(b).
------

     (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.
                                 ------------

     (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased
                                                  ---------------
costs under Section 1.16(b), an inability to fund LIBOR Loans under Section
            ---------------                                         -------
1.16(c), or withholding taxes in accordance with Section 1.15(a).
-------                                          ---------------

   9.2    Appointment of Agent.  GE Capital is hereby appointed to act on behalf
          --------------------
of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders
                    -----------
and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     If Agent shall request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Revolving Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

   9.3    Agent's Reliance, Etc.  Neither Agent nor any of its Affiliates nor
          ----------------------
any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except to the extent of damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

   9.4    GE Capital and Affiliates.  With respect to its Commitments hereunder,
          -------------------------
GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

   9.5    Lender Credit Decision.  Each Lender acknowledges that it has,
          ----------------------
independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents
                                        --------------
and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and their Subsidiaries and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

   9.6    Indemnification.  Lenders agree to indemnify Agent (to the extent not
          ---------------
reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such
--------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct.

Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

   9.7    Successor Agent.  Agent may resign at any time by giving not less than
          ---------------
thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided
                                                                       --------
that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to
     ---------
be taken by it while it was Agent under this Agreement and the other Loan Documents.

   9.8    Setoff and Sharing of Payments.  In addition to any rights now or
          ------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, with the prior consent of Agent, but otherwise without notice to any Credit Party or to any other Person, any such notice (other than notice to Agent) being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in
                                                     -----------
addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1.
                                                                    -----------
Borrower and each Guarantor agrees, to the fullest extent permitted by law, that
(a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

   9.9    Advances; Payments; Non-Funding Lenders; Information; Actions in
          ----------------------------------------------------------------
Concert.
-------

     (a)  Advances; Payments.  (i)  Revolving Lenders shall refund or
          ------------------
   participate in the Swing Line Loan in accordance with clauses (iii) and (iv)
                                                         -------------     ----
   of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line
      --------------
   Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by facsimile, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex I not
                                                                 -------
   later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

          (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $5,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a
   "Settlement Date"), Agent will advise each Lender by telephone, or facsimile
    ---------------
   of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex I or the applicable Assignment Agreement)
                               -------
   not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

     (b)  Availability of Lender's Pro Rata Share.  Agent may assume that each
          ---------------------- ----------------
Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan
                --------------
Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

     (c)  Return of Payments.
          ------------------

          (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this

   Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     (d)  Non-Funding Lenders.  The failure of any Non-Funding Lender to make
          -------------------
any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

     (e)  Dissemination of Information.  Agent will use reasonable efforts to
          ----------------------------
provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F
                                                                ---------     -
hereto and agree that Agent shall have no duty to provide the same to Lenders.

     (f)  Actions in Concert .  Anything in this Agreement to the contrary
          ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

   9.10   Intercreditor Agreement.  Each Lender hereby authorizes Agent to enter
          -----------------------
into the Intercreditor Agreement, to make the representations, warranties and covenants on behalf of Lenders contained therein, and to take such actions as it is required or authorized to take thereunder (and such other actions as are reasonably incidental thereto). Each Lender agrees to be bound by the terms of the Intercreditor Agreement.

                                                            [Execution Copy]

 10. SUCCESSORS AND ASSIGNS

     10.1 Successors and Assigns.  This Agreement and the other Loan Documents
          ----------------------
shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

 11. MISCELLANEOUS

     11.1 Complete Agreement; Modification of Agreement.  The Loan Documents
          ---------------------------------------------
constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, proposal letter,
         ------------
commitment letter, fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2   Amendments and Waivers.
            ----------------------

     (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement, any of the Notes or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments,
                       -----------     ---
modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

     (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for Eligible Inventory, Eligible Real Estate or Eligible Equipment set forth in Sections 1.7, 1.18 or 1.19,
                                               ------------  ----    ----
respectively, shall be effective unless the same shall be in writing and signed by Agent,

Supermajority Revolving Lenders (or, in the case of an increase in the percentage advance rates, each Lender) and Borrower.

     (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall require the consent of each Lender); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $10,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders);
(vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the
                                                            ------------
definitions of the terms "Requisite Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2.
                                                                  ------------
Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time
------------
outstanding and each future holder of the Notes.

     (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):
                ---------------

          (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii) and (iii) below being referred
                  ----------        ------------     -----
   to as a "Non-Consenting Lender"), or
            ---------------------

          (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, or

          (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

     (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13),
                                                              ------------
termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3 Fees and Expenses.  Borrower shall reimburse Agent for all out-of-
          -----------------
pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees,
                      -----------     ---
costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

     (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

     (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

     (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders
            --------
other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

     (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in
                                                                --------
the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

     (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

     (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral (provided that unless a
                                                         --------
Default or Event of Default has occurred and is continuing, reimbursement for appraisals of any asset or group of assets shall be limited to one appraisal for each calendar year, in addition to appraisals otherwise required by this Agreement);

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agent. Without
        ------------
limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4 No Waiver.  Agent's or any Lender's failure, at any time or times, to
          ---------
require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of

Section 11.2, none of the undertakings, agreements, warranties, covenants and
------------
representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

    11.5  Remedies.  Agent's and Lenders' rights and remedies under this
          --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

    11.6  Severability.  Wherever possible, each provision of this Agreement and
          ------------
the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    11.7  Conflict of Terms.  Except as otherwise provided in this Agreement or
          -----------------
any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

    11.8  Confidentiality.  Agent and each Lender agree to use commercially
          ---------------
reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide
                                           ------------
assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a)
                                                                   ----------
above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

    11.9  GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE
          -------------
LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED,
                                                                     --------
THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT
                                --------  -------
SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND
                                                      ----- --- ----------
HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX J OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED
         -------
COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

    11.10 Notices.  Except as otherwise provided herein, whenever it is provided
          -------
herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile or other similar facsimile transmission (with such facsimile or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a
                 -------------
reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex J or to
                                                                  -------
such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex J to receive copies shall in no way adversely affect the effectiveness
   -------
of such notice, demand, request, consent, approval, declaration or other communication.

    11.11 Subordination of Intercompany Loans and Advances.  Each of the Credit
          ------------------------------------------------
Parties agrees that any and all claims of such Credit Party against any other Credit Party, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided, that such Credit Party may make payments
                          --------
otherwise permitted under this Agreement; provided, further, that all such
                                          --------  -------
payments shall be received by the applicable Credit Party subject to the provisions of this Agreement. Notwithstanding any right of any Credit Party to ask, demand, sue for, take or receive any payment from any other Credit Party, all rights, liens and security interests of such Credit Party, whether now or hereafter arising and howsoever existing, in any assets of any other Credit Party (whether constituting part of the security or collateral given to any Lender or Agent to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of Agent and Lenders in those assets. Except as permitted by this Agreement, the Credit Parties shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid in cash and the Commitments have been terminated. If all or any part of the assets of any Credit Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Credit Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Credit Party is dissolved or if (except as permitted by this Agreement) substantially all of the assets of any Credit Party are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of such Credit Party to any other Credit Party ("Intercompany Indebtedness") shall be paid or
                                  -------------------------
delivered directly to Agent for application on any of the

Obligations, due or to become due, until such Obligations shall have first been fully paid in cash. Each Credit Party irrevocably authorizes and empowers Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Credit Party such proofs of claim and take such other action, in Agent's own name or in the name of such Credit Party or otherwise, as Agent may deem necessary or advisable for the enforcement of this Section 11.11. Agent may vote
                                                   -------------
such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on Intercompany Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise permitted by this Agreement, should any payment, distribution, security or instrument or proceeds thereof be received by any Credit Party upon or with respect to Intercompany Indebtedness owing to such Credit Party prior to the payment in full in cash of all of the Obligations and the termination of the Commitments, such Credit Party shall receive and hold the same in trust, as trustee, for the benefit of Agent and Lenders, and shall forthwith deliver the same to Agent, for the benefit of Agent and Lenders, in precisely the form received (except for the endorsement or assignment of such Credit Party where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Credit Party as the property of Agent, for the benefit of Agent and Lenders. If such Credit Party fails to make any such endorsement or assignment to Agent, Agent or any of its officers or employees are hereby irrevocably authorized to make the same. Each Credit Party agrees that until the Obligations have been paid in full in cash and the Commitments have been terminated, such Credit Party will not assign or transfer to any Person any claim such Credit Party has or may have against any other Credit Party.

    11.12 Section Titles.  The Section titles and Table of Contents contained in
          --------------
this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    11.13 Counterparts.  This Agreement may be executed in any number of
          ------------
separate counterparts, each of which shall collectively and separately constitute one agreement.

    11.14 WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH
          --------------------
COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO,

OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

    11.15 Press Releases.  Each Credit Party executing this Agreement agrees
          --------------
that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

    11.16 Reinstatement.  This Agreement shall remain in full force and effect
          -------------
and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

    11.17 Advice of Counsel.  Each of the parties represents to each other party
          -----------------
hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.14, with its counsel.
-------------     -----

    11.18 No Strict Construction.  The parties hereto have participated jointly
          ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                               CALLAWAY GOLF COMPANY

                               By: /s/ David A. Rane
                                  --------------------------------------------
                               Title: Executive Vice President, Administration
                                     ------------------------------------------
                                      and Planning, and Chief Executive Officer
                                     ------------------------------------------


                               GENERAL ELECTRIC CAPITAL
                               CORPORATION, as Agent and Lender


                               By:________________________________
                               Title:_____________________________

                                                             EXECUTION COPY

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                   CALLAWAY GOLF COMPANY

                                   By:____________________________________
                                   Title:_________________________________


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Agent and Lender


                                   By: /s/ Robert Yasuda
                                      ------------------------------------
                                   Title: Assistant Vice President
                                         ---------------------------------

     The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.


                               CALLAWAY GOLF SALES COMPANY


                               By: /s/ David A. Rane
                                  ----------------------------------------------
                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------


                               CALLAWAY GOLF BALL COMPANY


                               By: /s/ David A. Rane
                                  ----------------------------------------------
                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------


                               ODYSSEY GOLF, INC.


                               By: /s/ David A. Rane
                                  ----------------------------------------------
                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------

     The following Persons are signatories to this Agreement in their capacity as Lenders.


                                   BANKAMERICA BUSINESS CREDIT, INC.


                                   By:    /s/
                                         ------------------------------
                                   Title:     VICE PRESIDENT
                                         ------------------------------

                                   NATIONAL WESTMINSTER BANK PLC


                                   By:    /s/
                                          -----------------------------
                                   Title:
                                          -----------------------------

                                   AMERICAN NATIONAL BANK AND
                                   TRUST COMPANY OF CHICAGO


                                   By:    /s/
                                         ------------------------------
                                   Title:     VICE PRESIDENT
                                         ------------------------------

                                   KEY CORPORATE CAPITAL INC.


                                   By:  /s/
                                        ------------------------------
                                   Title:   SR. V.P.
                                        ------------------------------

                                   NATIONAL CITY COMMERCIAL FINANCE, INC.


                                   By:    /s/
                                         ------------------------------
                                   Title:     V.P.
                                         ------------------------------

                              ANNEX A (RECITALS)
                                       --------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                                  DEFINITIONS
                                  -----------

     Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

     "Account Debtor" shall mean any Person who may become obligated to any
      --------------
Credit Party under, with respect to, or on account of, a Receivable.

     "Additional Collateral Amount" shall mean an amount equal to $35,000,000 as
      ----------------------------
of the Effective Date, which amount shall be decreased by $2,500,000 per year, each such decrease to be effective on the first day of each Fiscal Year beginning after the Effective Date.

     "Adjusted EBITDA" shall mean EBITDA plus, for the Fiscal Quarter ending
      ---------------                    ----
December 31, 1998, restructuring charges of up to $86,000,000.

     "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as
      -------
the context may require.

     "Affiliate" shall mean, with respect to any Person, (a) each Person that,
      ---------
directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession,
                              -------
directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall
                       --------  -------                 ---------
specifically exclude Agent and each Lender.

     "Agent" shall mean GE Capital or its successor appointed pursuant to
      -----
Section 9.7.
-----------

     "Agent Account" shall mean that certain account of Agent, account number
      -------------
502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

     "Agreement" shall mean the Credit Agreement by and among Borrower, the
      ---------
other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

     "Appendices" shall have the meaning assigned to it in the recitals to the
      ----------
Agreement.

     "Applicable L/C Margin" shall mean the per annum fee, from time to time in
      ---------------------
effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).
                           --------------

     "Applicable Margins" means collectively the Applicable L/C Margin, the
      ------------------
Applicable Unused Line Fee Margin, the Applicable Revolver Index Margin, and the Applicable Revolver LIBOR Margin.

     "Applicable Revolver Index Margin" shall mean the per annum interest rate
      --------------------------------
margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a)
                                                                --------------
of the Agreement.

     "Applicable Revolver  LIBOR Margin" shall mean the per annum interest rate
      ---------------------------------
from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the
                                                     --------------
Agreement.

     "Applicable Unused Line Fee Margin" shall mean the per annum fee, from time
      ---------------------------------
to time in effect, payable in respect to Borrower's non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section
            --------------                                          -------
1.5(a).
------

     "Appraised Value" shall mean (a) with respect to Eligible Real Estate, the
      ---------------
aggregate fair market value thereof listed in the appraisals delivered to Agent on or prior to the Effective Date pursuant to Annex D, as modified or
                                              -------
supplemented by appraisals delivered to or prepared on behalf of Agent in accordance with Section 1.14 or 4.1 and (b) with respect to Eligible Equipment,
                -------------------
the aggregate orderly liquidation value thereof listed in the appraisals delivered to Agent on or prior to the Effective Date pursuant to Annex D, as
                                                                 -------
modified or supplemented by appraisals delivered to or prepared on behalf of Agent in accordance with Section 1.14 or 4.1. In the event the applicable
                         -------------------
appraisal lists a range of values for any item or group of items, the Appraised Value for the item or group of items shall be the lowest number indicated in the range.

     "Assignment Agreement" shall have the meaning assigned to it in Section
      --------------------                                           -------
9.1(a).
------

     "Billing Date" shall mean, with respect to any Receivable, the date on
      ------------
which the invoice with respect thereto was generated.

     "Borrower" shall have the meaning assigned thereto in the recitals to the
      --------
Agreement.

     "Borrower Accounts" shall have the meaning assigned to it in Annex C.
      -----------------                                           -------

     "Borrower Pledge Agreement" shall mean the Pledge Agreement dated as of the
      -------------------------
Closing Date executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging (a) all Stock of the Domestic Subsidiaries of Borrower identified therein, (b) two-thirds of all Stock of the Subsidiaries of Borrower identified therein that are not Domestic Subsidiaries and (c) all Indebtedness identified therein owing to or held by Borrower.

     "Borrower Security Agreement" shall mean the Security Agreement dated as of
      ---------------------------
the Closing Date entered into among Agent, on behalf of itself and Lenders, and Borrower, as amended, modified or supplemented from time to time.

     "Borrowing Availability" shall have the meaning assigned to it in Section
      ----------------------                                           -------
1.1(a)(i).
---------

     "Borrowing Base" shall mean, as of any date of determination by Agent, from
      --------------
time to time, an amount equal to the sum at such time of:

     (a) sixty percent (60%) of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time; and

     (b)  the lesser of :

          (i)   the Additional Collateral Amount and

          (ii) an amount equal to the sum of (x) fifty percent (50%) of the Appraised Value of the Eligible Real Estate, and (y) eighty-five percent (85%) of the Appraised Value of the Eligible Equipment, less any Reserves established by Agent at such time, minus, the
                                                                     -----
                aggregate outstanding principal amount of Indebtedness (including Indebtedness described in clause (i) of Section 6.3,
                                                     ------        -----------
                but excluding the Obligations and Indebtedness created or arising under the Receivables Documents) which is secured by any Eligible Equipment;

provided that since Callaway Golf Ball Company has not commenced operations as
--------
of the date of this Agreement, its Inventory and Equipment shall be included in the Borrowing Base only upon (i) the commencement of business operations, (ii) delivery to Agent for the benefit of Lenders of a certificate of the Chief Financial Officer of Callaway Golf Ball Company as to the matters addressed in
Section 3.23 and the other certificates and statements (including without
------------
limitation a Fair Salable Balance Sheet) described in paragraph X of Annex D (to
                                                                     -------
the extent not delivered on or prior to the Closing Date), each in form and substance satisfactory to Agent, (iii) the audit and appraisal of the Inventory and Equipment of Callaway Golf Ball Company, the results of which

                                                                  EXECUTION COPY

shall be satisfactory to Agent and Requisite Lenders, and (iv) the review and, where appropriate (in the reasonable judgment of Agent), modification by Agent (subject to the approval of all Lenders or Supermajority Revolving Lenders, to the extent required by Sections 1.7, 1.18 and 1.19) of the criteria and advance
                       ---------------------------
rates applicable to the Receivables and Equipment of Callaway Golf Ball Company.

     "Borrowing Base Certificate" shall mean a certificate to be executed and
      --------------------------
delivered from time to time by Borrower in the form attached to the Agreement as
Exhibit 4.1(b).
--------------

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day
      ------------
on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

     "Callaway Golf Ball Company" shall mean Callaway Golf Ball Company, a
      --------------------------
California corporation.

     "Callaway Golf Sales Company" shall mean Callaway Golf Sales Company, a
      ---------------------------
California corporation.

     "Callaway Golf Sales Company Pledge Agreement" shall mean the Pledge
      --------------------------------------------
Agreement dated as of the Effective Date executed by Callaway Golf Sales Company in favor of Agent, on behalf of itself and Lenders, pledging (a) all Stock of Special Purpose Corporation and (b) all Indebtedness identified therein owing to or held by Callaway Golf Sales Company.

     "Capital Expenditures" shall mean, with respect to any Person, all
      --------------------
expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "Capital Lease" shall mean, with respect to any Person, any lease of any
      -------------
property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease of
      ------------------------
any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

     "Cash Management Systems" has the meaning specified in Section 1.8.
      -----------------------                               -----------

     "CEF Lease Facility" shall mean (i) the Master Lease Agreement dated as of
      ------------------
December 30, 1998 between General Electric Capital Corporation, for itself and as agent for certain participants, as lessor, and Callaway Golf Ball Company, as lessee, (ii) the Corporate Guaranty dated December 30, 1998 by Borrower (as guarantor) for the benefit of GE Capital, for itself and as agent for certain participants, (iii) the Interim Finance Agreement dated December 30, 1998 between General Electric Capital Corporation, for itself and as agent for certain participants, as lender, and Callaway Golf Ball Company, as borrower and (iv) all documents delivered under, and relating to, any of the agreements described in clauses (i)
                                                                     -------
through (iii) hereof, in each case as amended, modified, supplemented or
         ---
restated from time to time, provided that any amendment, modification,
                            --------
supplement or restatement which changes the description of the assets subject to the security interests granted by the CEF Lease Facility in a manner which may adversely affect Agent or the Lenders shall not be incorporated in this definition of "CEF Lease Facility" unless the Supermajority Revolving Lenders have consented to its incorporation.

     "Change of Control" means any of the following:  (a) any person or group of
      -----------------
persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any Material Subsidiary.

     "Charges" shall mean all federal, state, county, city, municipal, local,
      -------
foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

     "Chattel Paper" shall mean any "chattel paper," as such term is defined in
      -------------
the Code, now owned or hereafter acquired by any Credit Party, wherever located.

     "Closing Date" shall mean December 30, 1998.
      ------------

     "Closing Checklist" shall mean the schedule, including all appendices,
      -----------------
exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the

Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
                                                         -------

     "Code" shall mean the Uniform Commercial Code as the same may, from time to
      ----
time, be enacted and in effect in the State of New York; provided, however, in
                                                         --------  -------
the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall
                                                                     ----
mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral" shall mean the property covered by the Deeds of Trust, the
      ----------
Borrower Security Agreement, the Subsidiaries Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, including, but not limited to, the Mortgaged Properties.

     "Collateral Documents" shall mean the Deeds of Trust, the Borrower Security
      --------------------
Agreement, the Subsidiaries Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreements, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

     "Collateral Reports" shall mean the reports with respect to the Collateral
      ------------------
referred to in Annex F.
               -------

     "Collections" shall mean, with respect to any Receivable, all cash
      -----------
collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect to any Receivables that have been written off as uncollectible).

     "Commitment Termination Date" shall mean the earliest of (a) February 10,
      ---------------------------
2004, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible
                        --------------
prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent
                                             -------
reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0).

     "Commitments" shall mean (a) as to any Lender, the aggregate of such
      -----------
Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line

Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex K
                                                                         -------
to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be One Hundred and Twenty Million Dollars ($120,000,000) on the Effective Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

     "Compliance Certificate" shall have the meaning assigned to it in Annex E.
      ----------------------                                           -------

     "Concentration Account" shall have the meaning assigned to it in Annex C.
      ---------------------                                           -------

     "Contracts" shall mean all "contracts," as such term is defined in the
      ---------
Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.

     "Control Letter" means a letter agreement between Agent and (i) the issuer
      --------------
of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

     "Copyright License" shall mean any and all rights now owned or hereafter
      -----------------
acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

     "Copyright Security Agreements" shall mean the Copyright Security
      -----------------------------
Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

     "Copyrights" shall mean all of the following now owned or hereafter
      ----------
acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

     "Credit and Collection Policies" shall mean the credit, collection,
      ------------------------------
customer relations and service policies of Borrower in effect on the Effective Date, as the same may from time to time be amended, restated, supplemented or otherwise modified with the written consent of Agent.

     "Credit Parties" shall mean Borrower and each of its Domestic Subsidiaries
      --------------
which is a Material Subsidiary (other than Special Purpose Corporation).

     "Current Assets" shall mean, with respect to any Person, all current assets
      --------------
of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

     "Current Liabilities" shall mean, with respect to any Person, all
      -------------------
liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding, in the case of Borrower, the aggregate outstanding principal balances of the Revolving Loan and the Swing Line Loan.

     "Current Ratio" shall mean, with respect to any Person as of any date of
      -------------
determination, the ratio of (a) Current Assets, to (b) Current Liabilities.

     "Deeds of Trust" shall mean each of the deeds of trust and any other real
      --------------
estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

     "Default" shall mean any event which, with the passage of time or notice or
      -------
both, would, unless cured or waived, become an Event of Default.

     "Default Rate" shall have the meaning assigned to it in Section 1.5(d).
      ------------                                           --------------

     "Defaulted Receivable" shall mean any Receivable (a) with respect to which
      --------------------
any payment, or part thereof, remains unpaid for more than (i) 60 days after its Maturity Date or (ii) 150 days after its Billing Date, provided, however, that this clause (a)(ii) shall not apply to Winter Dating Receivables, (b) with
     --------------
respect to which the Account Debtor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 8.1(h) or 8.1(i) or (c)
                                             ---------------    ------
that otherwise is determined to be uncollectible and is written off in accordance with the Credit and Collection Policies.

     "Delinquent Receivable" shall mean any Receivable, other than a Defaulted
      ---------------------
Receivable, with respect to which any payment, or part thereof, remains unpaid for more than 30 days past its Maturity Date.

     "Disbursement Accounts" shall have the meaning assigned to it on Annex C.
      ---------------------                                           -------

     "Disclosure Schedules" shall mean the Schedules prepared by Borrower and
      --------------------
denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the
               ------------------------         ---
Agreement.

     "Documents" shall mean any "documents," as such term is defined in the
      ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located.

     "Dollars" or "$"  shall mean lawful currency of the United States of
      -------      -
America.

     "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of
      -------------------
the United States of America or any State thereof.

     "EBITDA" shall mean, with respect to any Person for any fiscal period, an
      ------
amount equal to

           (a) consolidated net income of such Person for such period, minus
                                                                       -----

           (b) the sum, without duplication, of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, plus
                              ----

           (c) the sum, without duplication, of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP.

     "Effective Date" shall mean the earliest date on which the conditions set
      --------------
forth in Section 2.1 are simultaneously satisfied.
         -----------

     "Eligible Equipment" shall have the meaning assigned to it in Section 1.19
      ------------------                                           ------------
of the Agreement.

     "Eligible Inventory" shall have the meaning assigned to it in Section 1.7
      ------------------                                           -----------
of the Agreement.

     "Eligible Real Estate" shall have the meaning assigned to it in Section
      --------------------                                           -------
1.18 of the Agreement.
----

     "Eligible Real Estate Transaction" shall mean a transaction between
      --------------------------------
Borrower and any other Person (other than an Affiliate of Borrower) which is reasonably expected to result in a reduction in the fair market value of any
Eligible Real Estate.   For purposes of this definition only, a lease which
satisfies each of the tests in Section 6.7(g) of the Agreement is presumed not
                               --------------
to result in a reduction of the fair market value of any Eligible Real Estate which is the subject thereof.

     "Environmental Laws" shall mean all applicable federal, state, local and
      ------------------
foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et seq.)
                                                               -------
("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49
  ------
U.S.C. (S)(S) 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide
                   -------
Act (7 U.S.C. (S)(S) 136 et seq.); the Solid Waste Disposal Act (42 U.S.C.
                         -------
(S)(S) 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. (S)(S) 2601 et
            -------                                                          --
seq.); the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.); the Federal Water
----                                            -------
Pollution Control Act (33 U.S.C. (S)(S) 1251 et seq.); the Occupational Safety
                                             -------
and Health Act (29 U.S.C. (S)(S) 651 et seq.); and the Safe Drinking Water Act
                                     -------
(42 U.S.C. (S)(S) 300(f) et seq.), each as from time to time amended, and any
                         -------
and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

     "Environmental Liabilities" shall mean, with respect to any Person, all
      -------------------------
liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

     "Environmental Permits" shall mean all permits, licenses, authorizations,
      ---------------------
certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

     "Equipment" shall mean all "equipment," as such term is defined in the
      ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Receivables), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or
      -----
any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade
      ---------------
or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

     "ERISA Event" shall mean, with respect to any Credit Party or any ERISA
      -----------
Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer

Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA;
(h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

     "ESOP" shall mean a Plan which is intended to satisfy the requirements of
      ----
Section 4975(e)(7) of the IRC.

     "Event of Default" shall have the meaning assigned to it in Section 8.1.
      ----------------                                           -----------

     "Existing Credit Agreement" shall have the meaning assigned to it in the
      -------------------------
recitals hereto.

     "Fair Salable Balance Sheets" shall mean the balance sheets of each Credit
      ---------------------------
Party prepared in accordance with Section 3.4(c) or the proviso to the
                                  --------------        -------
definition of "Borrowing Base."

     "Federal Funds Rate" shall mean, for any day, a floating rate equal to the
      ------------------
weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System, or any successor thereto.

     "Fees" shall mean any and all fees payable to Agent or any Lender pursuant
      ----
to the Agreement or any of the other Loan Documents.

     "Financial Statements" shall mean the consolidated and consolidating income
      --------------------
statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.
                -----------                      -------

     "Fiscal Month" shall mean any of the monthly accounting periods of
      ------------
Borrower.

     "Fiscal Quarter" shall mean any of the quarterly accounting periods of
      --------------
Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

     "Fiscal Year" shall mean any of the annual accounting periods of Borrower
      -----------
ending on December 31 of each year.

     "Fixed Charges" shall mean, with respect to any Person for any fiscal
      -------------
period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness (including the principal component of payments with respect to Capital Leases and the CEF Lease Facility) during such period, plus
(c) Restricted Payments described in Section 6.14(d) paid or accrued during such
                                     ---------------
period.

     "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for
      ---------------------------
any fiscal period, the ratio of (a) EBITDA, minus the sum of (i) Capital
                                            -----
Expenditures (other than Capital Expenditures financed pursuant to clause (i) or
                                                                   ----------
(ii) of Section 6.3), (ii) all taxes paid or accrued during such period and
----    -----------
(iii) amounts payable (determined in accordance with clause (v) of Section 6.1)
                                                     ----------    -----------
during such period in connection with Permitted Acquisitions to (b) Fixed
Charges.   In computing Fixed Charges for any fiscal period, interest and principal payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

     "Fixtures" shall mean any "fixtures" as such term is defined in the Code,
      --------
now owned or hereafter acquired by any Credit Party.

     "Funded Debt" shall mean, with respect to any Person and without
      -----------
duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, obligations with respect to the CEF Lease Facility, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

     "Funding" shall mean Bertha Funding Corporation, a corporation to be
      -------
organized and established as a wholly-owned subsidiary of Borrower.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America, consistently applied, as such term is further defined in

Annex H to the Agreement.
-------

     "GE Capital" shall have the meaning assigned thereto in the recitals to the
      ----------
Agreement.

     "GE Capital Fee Letter" shall mean that certain letter, dated as of
      ---------------------
December 30, 1998, as amended and restated by that certain letter, dated as of February 10, 1999, in each case between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

     "General Intangibles" shall mean any "general intangibles," as such term is
      -------------------
defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all

                                                             [Execution Copy]

customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GSOT" shall mean the Callaway Golf Company Grantor Stock Trust established
      ----
pursuant to the Trust Agreement dated as of July 14, 1995 between Borrower and Sanwa Bank California.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of
      -----------------------
such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any
  -------------------                             ---------------
manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     "Guaranties" shall mean, collectively, each Subsidiary Guaranty and any
      ----------
other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

     "Guarantors" shall mean each Credit Party, and each other Person, if any,
      ----------
which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

     "Hazardous Material" shall mean any substance, material or waste which is
      ------------------
regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

     "Indebtedness" of any Person shall mean without duplication (a) all
      ------------
indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) all indebtedness created or arising under the CEF Lease Facility, (j) all indebtedness created or arising under the Receivables Documents, and (k) the Obligations.

     "Indemnified Liabilities" shall have the meaning assigned to it in Section
      -----------------------                                           -------
1.13.
----

     "Index Rate" shall mean, for any day, a floating rate equal to the higher
      ----------
of (i) the rate publicly quoted from time to time by The Wall Street Journal as
                                                     -----------------------
the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type
        -----------------------
described, the highest per annum rate of interest published by the Federal

Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum.   Each
change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

     "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by
      ---------------
reference to the Index Rate.

     "Instruments" shall mean any "instrument," as such term is defined in the
      -----------
Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property" shall mean any and all Licenses, Patents,
      ---------------------
Copyrights, Trademarks, trade secrets and customer lists.

     "Intercompany Notes" shall have the meaning assigned to it in Section 6.3.
      ------------------                                           -----------

     "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as
      -----------------------
of February 10, 1999 among GE Capital (as Agent and as Operating Agent and Collateral Agent under the Receivables Documents), Special Purpose Corporation, Borrower, the Receivables Subsidiaries and Redwood Receivables Corporation.

     "Interest Expense" shall mean, with respect to any Person for any fiscal
      ----------------
period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person, the interest component of any payment with respect to Capital Leases and the CEF Lease Facility, interest expense for the relevant period that has been capitalized on the balance sheet of such Person and yield or other amounts due and payable (other than upfront fees) under the Receivables Documents.

     "Interest Payment Date" means (a) as to any Index Rate Loan, the first
      ---------------------
Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that, in
                                                             --------
addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date"
                                                          ---------------------
with respect to any interest which is then accrued under the Agreement.

     "Inventory" shall mean any "inventory," as such term is defined in the
      ---------
Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any

Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

     "Investment Property" shall have the meaning ascribed thereto in Section 9-
      -------------------
115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any
      ---
successor thereto.

     "IRS" shall mean the Internal Revenue Service, or any successor thereto.
      ---

     "L/C Issuer" shall have the meaning assigned to such term in Annex B.
      ----------                                                  -------

     "Lenders" shall mean GE Capital, the other Lenders named on the signature
      -------
page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

     "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.
      --------------------                                      -------

     "Letter of Credit Obligations" shall mean all outstanding obligations
      ----------------------------
incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a Letter of Credit pursuant to the Master L/C Agreement, the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The
                              -------
amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

     "Letters of Credit" shall mean commercial or standby letters of credit
      -----------------
issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

     "LIBOR Business Day" shall mean a Business Day on which banks in the city
      ------------------
of London are generally open for interbank or foreign exchange transactions.

     "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by
      ----------
reference to the LIBOR Rate.

     "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period
      ------------
commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided
                                                       --------------  --------
that the foregoing provision relating to LIBOR Periods is subject to the following:

         (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

         (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

         (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

         (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

         (e) Borrower shall select LIBOR Periods so that there shall be no more than six (6) separate LIBOR Loans in existence at any one time.

     "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest
      ----------
determined by Agent equal to:

         (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

     "License" shall mean any Copyright License, Patent License, Trademark
      -------
License or other license of rights or interests now held or hereafter acquired by any Credit Party.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Litigation" shall have the meaning assigned to it in Section 3.13.
      ----------                                           ------------

     "Loan Account" shall have the meaning assigned to it in Section 1.12.
      ------------                                           ------------

     "Loan Documents" shall mean the Agreement, the Notes, the Collateral
      --------------
Documents, the Intercreditor Agreement, the Master L/C Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

     "Loans" shall mean the Revolving Loan and the Swing Line Loan.
      -----

     "Margin Stock" shall have the meaning assigned to it in Section 3.10.
      ------------                                           ------------

     "Master L/C Agreement"  shall mean that certain Master Agreement for
      --------------------
Documentary Letters of Credit of even date herewith between Borrower and GE Capital.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
business, assets, operations, prospects or financial or other condition of any Credit Party, other than the effect of the dissolution of Odyssey Golf, Inc. on the condition of Odyssey Golf, Inc., (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

     "Material Subsidiary" shall mean Callaway Golf Ball Company, Callaway Golf
      -------------------
Sales Company, Odyssey Golf, Inc., Special Purpose Corporation, Callaway Golf Europe Ltd., Callaway (Barbados) Foreign Sales Corporation, ERC International Company, Callaway Golf Korea Ltd., Callaway Golf Canada Ltd. and each Person which becomes a Subsidiary of Borrower after the date of this Agreement.

     "Maturity Date" shall mean, with respect to any Receivable, the due date
      -------------
for payment therefor specified in the Contract therefor, or, if no date is so specified, thirty (30) days from the Billing Date.

     "Maximum Amount" shall mean, at any particular time, an amount equal to the
      --------------
Revolving Loan Commitment of all Lenders.

     "Mortgaged Property" shall mean one or more parcels of Real Estate
      ------------------
identified on Schedule 1.18 to the Agreement.
              -------------

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
      ------------------
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Borrowing Availability" shall mean as of any date of determination,
      --------------------------
the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan and Swing Line Loan then outstanding.
----

     "Net Worth" shall mean, with respect to any Person as of any date of
      ---------
determination, the book value of the assets of such Person, minus (a) reserves
                                                            -----
applicable thereto, and minus (b) all of such Person's liabilities on a
                        -----
consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

     "Non-Funding Lender" shall have the meaning assigned to it in Section
      ------------------
9.9(a)(ii).

     "Notes" shall mean the Revolving Notes and the Swing Line Note,
      -----
collectively.

     "Notice of Conversion/Continuation" shall have the meaning assigned to it
      ---------------------------------
in Section 1.5(e) .
   --------------

     "Notice of Revolving Credit Advance" shall have the meaning assigned to it
      ----------------------------------
in Section 1.1(a) .
   --------------

     "Obligations" shall mean all loans, advances, debts, liabilities and
      -----------
obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of, any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

     "Other Subsidiary" shall mean each Subsidiary of Borrower which is not a
      ----------------
Material Subsidiary.

     "Patent Security Agreements" shall mean the Patent Security Agreements made
      --------------------------
in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

     "Patent License" shall mean rights under any written agreement now owned or
      --------------
hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

     "Patents" shall mean all of the following in which any Credit Party now
      -------
holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor
      ----
thereto.

     "Permitted Acquisition" shall have the meaning assigned to it in Section
      ---------------------                                           -------
6.1.
---

     "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens
      ----------------------
for taxes or assessments or other governmental Charges not yet due and payable;
(b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h)
                                                         --------------
zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under clauses (b), (c) or (f) of Section 6.7 of the Agreement; and (k) leases
      -----------  ---    ---    -----------
and subleases of Real Estate which do not adversely affect the value thereof.

     "Person" shall mean any individual, sole proprietorship, partnership, joint
      ------
venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean, at any time, an employee benefit plan, as defined in
      ----
Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

     "Pledge Agreements" shall mean the Borrower Pledge Agreement, the Callaway
      -----------------
Golf Sales Company Pledge Agreement and any other pledge agreement entered into after the Effective Date by any Credit Party (as required by the Agreement or any other Loan Document).

     "Prior Lender" shall mean the Lenders under (and as defined in) the Prior
      ------------
Loan Agreement.

     "Prior Lender Obligations" shall mean the Obligations under (and as defined
      ------------------------
in) the Prior Loan Agreement.

     "Prior Loan Agreement" shall mean the Revolving Loan Agreement dated as of
      --------------------
February 4, 1998 (together with such written amendments, modifications and supplements thereto as are provided to Agent prior to the Closing Date) among Borrower, the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and,
      --------
in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

     "Projections" means Borrower's forecasted consolidated: (a) balance sheets;
      -----------
(b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, prepared on a basis consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

     "Pro Rata Share" shall mean with respect to all matters relating to any
      --------------
Lender, the percentage obtained by dividing (i) the Revolving Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Revolving Loan Commitment), by (ii) the aggregate Revolving Loan Commitments.

     "Public Offering" shall mean a firm underwritten public offering of common
      ---------------
stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing or quotation on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

     "Qualified Plan" shall mean a Plan which is intended to be tax-qualified
      --------------
under Section 401(a) of the IRC.

     "Qualifying Winter Dating Account Debtor" shall mean, for any year, any
      ---------------------------------------
Account Debtor with respect to which, (a) no payment, or part thereof, with respect to any Receivables of such Account Debtor originated during the previous year remained unpaid for more than 30 days past its Maturity Date, or (b) no payment, or part thereof, with respect to any Receivables of such

                                                                [Execution Copy]

Account Debtor remained unpaid for more than 30 days past its Maturity Date during the one (1) year period prior to the placement of a Winter Dating Order by such Account Debtor in such year.

     "Real Estate" shall have the meaning assigned to it in Section 3.6.
      -----------                                           -----------

     "Receivable" shall mean, with respect to any Person:
      ----------

     (a) indebtedness of such Person (whether constituting an account, Chattel Paper, Document, Instrument or General Intangible) arising from the provision of merchandise, goods or services by a Credit Party to such Person, including the right to payment of any interest or finance charges and other obligations of such Person with respect thereto;

     (b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Person;

     (c) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

     (d) all Collections with respect to any of the foregoing;

     (e) all Records with respect to any of the foregoing; and

     (f) all proceeds with respect to any of the foregoing.

     "Receivables Documents" shall mean (i) the Receivables Purchase Agreement;
      ---------------------
(ii) the Transfer Agreement, dated as of February 10, 1999, between Special Purpose Corporation and Callaway Golf Sales Company, (iii) the Transfer Agreement dated as of February 10, 1999 between Odyssey Golf, Inc. and Callaway Golf Sales Company and (iv) the other Related Documents (as defined in the Receivables Purchase Agreement), in each case as the same may from time to time be supplemented, modified, amended, restated or extended.

     "Receivables Facility" shall mean the transactions contemplated by the
      --------------------
Receivables Documents.

     "Receivables Program Assets" shall mean (a) all Receivables which are
      --------------------------
described as being transferred by a Receivables Subsidiary pursuant to the Receivables Documents and (b) all Receivables Related Assets related to such Receivables.

     "Receivables Purchase Agreement" shall mean the Receivables Purchase and
      ------------------------------
Servicing Agreement, dated as of February 10, 1999, among Special Purpose Corporation, Redwood

Receivables Corporation, Borrower, and GE Capital, as supplemented, modified, amended, restated or extended from time to time.

     "Receivables Related Assets" shall mean (a) any rights arising under the
      --------------------------
documentation governing or relating to Receivables (including rights in respect
                                                    ---------
of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of any Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with the Receivables Documents, (d) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" shall mean one or more (as applicable) of Callaway
      ----------------------
Golf Sales Company, Odyssey Golf, Inc. or any other Subsidiary of Borrower which transfers its Receivables Program Assets pursuant to the Receivables Documents.

     "Records" shall mean all Contracts and other documents, books, records and
      -------
other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by Borrower or any other Credit Party with respect to the Receivables and the Account Debtors thereunder.

     "Refinancing" shall mean the repayment in full by Borrower of the Prior
      -----------
Lender Obligations (other than obligations with respect to letters of credit) on the Closing Date.

     "Refunded Swing Line Loan" shall have the meaning assigned to it in Section
      ------------------------                                           -------
1.1(b)(iii).
-----------

     "Reincorporation Merger" shall mean the merger of Borrower with and into a
      ----------------------
Delaware corporation solely for the purpose of reincorporating Borrower as a Delaware corporation..

     "Release" shall mean any release, threatened release, spill, emission,
      -------
leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

     "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and
      -----------------
two-thirds percent (66 2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans.

     "Reserves" shall mean, with respect to the Borrowing Base of Borrower (a)
      --------
reserves established by Agent from time to time against Eligible Inventory or Eligible Equipment pursuant to Section 5.9, (b) reserves established pursuant to
                               -----------
Section 5.4(c), and (c) such other reserves against Eligible Inventory, Eligible
--------------
Equipment or Borrowing Availability of Borrower which Agent may, in its reasonable judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

     "Restricted Payment" shall mean (a) the declaration or payment of any
      ------------------
dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt (other than as permitted by Section 6.13); (d) any payment
                                                  ------------
made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

     "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare
      --------------------
plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

     "Revolving Credit Advance" shall have the meaning assigned to it in Section
      ------------------------                                           -------
1.1(a)(i).
---------

     "Revolving Lenders" shall mean, as of any date of determination, Lenders
      -----------------
having a Revolving Loan Commitment.

     "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate
      --------------
amount of Revolving Credit Advances outstanding to Borrower plus (ii) the
                                                            ----
aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of

Letter of Credit Obligations (without duplication of deemed Revolving Credit Advances resulting from payment on or pursuant to Letter of Credit Obligations pursuant to paragraph (b)(i) of Annex B).
                                -------

     "Revolving Loan Commitment" shall mean (a) as to any Revolving Lender, the
      -------------------------
aggregate commitment of such Revolving Lender to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations as set forth on Annex K to the Agreement or in the most recent Assignment Agreement
             -------
executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred and Twenty Million Dollars ($120,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Revolving Note" shall have the meaning assigned to it in Section
      --------------                                           -------
1.1(a)(ii).
----------

     "Solvent"  shall mean, with respect to any Person on a particular date,
      -------
that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

     "Special Purpose Corporation" shall mean Golf Funding Corporation, a
      ---------------------------
Delaware corporation.

     "Stock" shall mean all shares, options, warrants, general or limited
      -----
partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

     "Subordinated Debt" shall mean any Indebtedness of any Credit Party
      -----------------
subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

     "Subsidiaries Security Agreement" shall mean the Security Agreement dated
      -------------------------------
as of the Closing Date entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended by that certain Amendment to Security Agreement dated as of the Effective Date entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation of
      ----------
which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

     "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date
      -------------------
herewith executed by each Credit Party (other than Borrower) in favor of Agent, on behalf of itself and Lenders.

     "Supermajority Revolving Lenders" shall mean (a) Lenders having eighty
      -------------------------------
percent (80%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

     "Swing Line Advance" has the meaning assigned to it in Section 1.1(b)(i).
      ------------------                                    -----------------

     "Swing Line Availability" has the meaning assigned to it in Section
      -----------------------                                    -------
1.1(b)(i).
---------

     "Swing Line Commitment" shall mean, as to the Swing Line Lender, the
      ---------------------
commitment of the Swing Line Lender to make Swing Line Loans as set forth on

Annex K to the Agreement, which commitment constitutes a subfacility of the
-------
Revolving Loan Commitment of the Swing Line Lender.

     "Swing Line Lender" shall mean GE Capital.
      -----------------

     "Swing Line Loan" shall mean at any time, the aggregate amount of Swing
      ---------------
Line Advances outstanding to Borrower.

     "Swing Line Note" has the meaning assigned to it in Section 1.1(b)(ii).
      ---------------                                    ------------------

     "Tangible Net Worth" shall mean, with respect to any Person at any date,
      ------------------
the Net Worth of such Person at such date, excluding, however, from the
                                           ---------  -------
determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

     "Target" shall have the meaning assigned to it in Section 6.1.
      ------                                           -----------

     "Taxes" shall mean taxes, levies, imposts, deductions, Charges or
      -----
withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

     "Termination Date" shall mean the date on which the Loans have been
      ----------------
indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any
                                     -------
further right to borrow any monies under the Agreement.

     "Third Party Interactives" shall mean all Persons with whom any Credit
      ------------------------
Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

     "Title IV Plan" shall mean an employee pension benefit plan, as defined in
      -------------
Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Trademark Security Agreements" shall mean the Trademark Security
      -----------------------------
Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended, modified or supplemented from time to time.

     "Trademark License" shall mean rights under any written agreement now owned
      -----------------
or hereafter acquired by any Credit Party granting any right to use any Trademark.

     "Trademarks" shall mean all of the following now owned or hereafter
      ----------
acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     "Unfunded Pension Liability" shall mean, at any time, the aggregate amount,
      --------------------------
if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

     "Year 2000 Assessment" shall mean a comprehensive written assessment of the
      --------------------
nature and extent of each Credit Party's material Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

     "Year 2000 Corrective Actions" shall mean, as to each Credit Party, all
      ----------------------------
actions necessary to eliminate such Person's material Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

     "Year 2000 Corrective Plan" shall mean, with respect to each Credit Party,
      -------------------------
a comprehensive plan to eliminate all of its material Year 2000 Problems on or before September 30, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

     "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person,
      -----------------------------------------
any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

     "Year 2000 Implementation Testing" shall mean, as to each Credit Party, (i)
      --------------------------------
the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' material Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

     "Year 2000 Problems" shall mean, with respect to each Credit Party,
      ------------------
limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

     Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX B (SECTION 1.2)
                                      -----------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                               LETTERS OF CREDIT
                               -----------------

     (a) Issuance. Subject to the terms and conditions of the Agreement, Agent
         --------
and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for Borrower's account and
                               ----------
guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving
                     --------  -------
Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the
                            ------------                                ----
aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding
                                              ----
principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

     (b)(i)  Advances Automatic; Participations.  In the event that Agent or any
             ----------------------------------
Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of
                               --------------
whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata
   ---------
Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

        (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(h) or (i) or otherwise or if it
                                 --------------    ---
shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C

                                                                [Execution Copy]

Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
(ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

     (c) Cash Collateral.  If Borrower is required to provide cash collateral
         ---------------
for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash
                                                                 ----
Equivalents") in an amount equal to 105% of the maximum amount then available to
-----------
be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash
                                                                      ----
Collateral Account") maintained at a bank or financial institution acceptable to
------------------
Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement
                              -------
under applicable law.

     If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as shall be satisfactory to Agent in its sole discretion.

     From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

     Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

     (d) Fees and Expenses.  Borrower agrees to pay to Agent for the benefit of
         -----------------
Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin
          --------------------
from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

     (e) Request for Incurrence of Letter of Credit Obligations.  Borrower shall
         ------------------------------------------------------
give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. In the case of Letters of Credit to be issued pursuant to a reimbursement agreement, the notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. In the case of Letters of Credit issued pursuant to the Master L/C Agreement, the notice shall be in the form, and accompanied by such documentation, as is required thereby. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

     (f) Obligation Absolute.  The obligation of Borrower to reimburse Agent and
         -------------------
Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

     (g) Indemnification; Nature of Lenders' Duties.  (i) In addition to amounts
         ------------------------------------------
payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

    (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or
-------
guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

    (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer the Master L/C Agreement or in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                             ANNEX C (SECTION 1.8)
                                      -----------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                            CASH MANAGEMENT SYSTEMS
                            -----------------------

          Until transfer to Agent of the Blocked Accounts and Collection Account in accordance with (and as defined in) the Intercreditor Agreement (the date of such transfer being referred to herein as the "Transfer Date"), Borrower and
                                               -------------
each other Credit Party shall comply with the requirements of the Cash Management System described in the Receivables Documents. In addition, Borrower and each other Credit Party shall establish and maintain the Cash Management Systems described below (each reference to "Borrower" in this Annex C shall,
                                                              -------
unless otherwise specified also be deemed to be a reference to each other Credit Party):

          (a) On or before the Transfer Date and until the Termination Date, Borrower shall deposit and cause the Credit Parties to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (other than, prior to the Transfer Date, Purchased Property, as defined on the Intercreditor Agreement) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set
                                               -----------------
forth on Disclosure Schedule (3.19) (each, a "Relationship Bank").
         --------------------------           -----------------

          (b) On or before the Effective Date (or such later date as Agent shall consent to in writing), each Relationship Bank shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Effective Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Effective Date with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in each Borrower Account to the Agent Account and to commence the process of daily sweeps from such Borrower Account into the Agent Account. From and after the Effective Date, Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

     (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a
                               --------------------------
Relationship Bank or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented
                          --------  -------  ----
in writing in advance to the opening of such account with the relevant bank and
(ii) prior to the time of the opening of such account, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

     (d) The Borrower Accounts and the Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Borrower Security Agreement and the Subsidiaries Security Agreement.

     (e) All amounts deposited in the Agent Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and
                         ------------
allocated) by Agent in accordance with Section 1.11 of the Agreement.  In no
                                       ------------
event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Agent Account.

     (f)  Borrower may maintain, in its name, an account (each a "Disbursement
                                                                  ------------
Account" and collectively, the "Disbursement Accounts") at a bank acceptable to
-------                         ---------------------
Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1
                                                                     -----------
for use by Borrower solely in accordance with the provisions of Section 1.4.
                                                                -----------

     (g) Borrower shall (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower, and (ii) within one (1) Business Day after receipt by Borrower of any checks, cash or other items or payment, deposit the same into a Borrower Account. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into Borrower Accounts.

                           ANNEX D (SECTION 2.1(A))
                                    -------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                   SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS
                   ----------------------------------------

     In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items
-----------                               --------------
must be received by Agent in form and substance satisfactory to Agent on or prior to the Effective Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the
                                                          -------
Agreement):

     A.   Appendices.  All Appendices to the Agreement, in form and substance
          ----------
satisfactory to Agent.

     B.   Revolving Notes and Swing Line Note.  Duly executed originals of the
          -----------------------------------
Revolving Notes and Swing Line Note for each applicable Lender, dated the Effective Date.

     C.   Security Agreements.  Duly executed originals of the Borrower Security
          -------------------
Agreement and the Subsidiaries Security Agreement, dated as of the Closing Date, and all instruments, documents and agreements executed pursuant thereto, together with executed originals of all amendments, restatements and/or supplements to the Borrower Security Agreement and the Subsidiaries Security Agreement.

     D.   Insurance.  Satisfactory evidence that the insurance policies required
          ---------
by Section 5.4 are in full force and effect, together with appropriate evidence
   -----------
showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

     E.   Security Interests and Code Filings.  (a) Evidence satisfactory to
          -----------------------------------
Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

     (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

     (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and
(iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

     F.   Appraisals.  Appraisals of the Appraised Value of the Eligible Real
          ----------
Estate and Eligible Equipment conducted by appraisers, and in form and substance, satisfactory to Agent.

     G.   Intellectual Property Security Agreements.  Duly executed originals of
          -----------------------------------------
Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

     H.   Reaffirmations.  Reaffirmations of the Loan Documents executed by each
          --------------
Credit Party in favor of Agent, for the benefit of itself and Lenders.

     I.   Borrowing Base Certificate.  Duly executed originals of a Borrowing
          --------------------------
Base Certificate from Borrower, dated the Effective Date, reflecting information concerning Eligible Inventory, Eligible Real Estate and Eligible Equipment as of the most recent practicable date.

     J.   Notice of Revolving Credit Advance.  Duly executed originals of a
          ----------------------------------
Notice of Revolving Credit Advance, dated the Effective Date, with respect to the Revolving Credit Advance to be requested by Borrower on the Effective Date.

     K.   Letter of Direction.  Duly executed originals of a letter of direction
          -------------------
from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Effective Date of the proceeds of the initial Revolving Credit Advance.

     L.   Cash Management System; Blocked Account Agreements.  Evidence
          --------------------------------------------------
satisfactory to Agent that, as of the Effective Date, the Cash Management Systems required by Annex C and Cash Management Systems complying with the
                    -------
Receivables Documents have been established and are currently being maintained in the manner required hereby and by the Receivables Documents.

     M.   Charter and Good Standing.  For each Credit Party, such Person's (a)
          -------------------------
charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (unless waived by Agent in its sole discretion), each dated a recent date prior to the Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

     N.   Bylaws and Resolutions.  For each Credit Party, (a) such Person's
          ----------------------
bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Effective Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

     O.   Incumbency Certificates.  For each Credit Party, signature and
          -----------------------
incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Effective Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

     P.   Opinions of Counsel.  Duly executed originals of opinions of Gibson
          -------------------
Dunn & Crutcher LLP, counsel for the Credit Parties, and Anne-Marie Oldham, Associate General Counsel of Borrower, each in form and substance satisfactory to Agent and its counsel, dated the Effective Date.

     Q.   Deeds of Trust.  Deeds of Trust covering all of the Mortgaged
          --------------
Properties, together with (a) ALTA lender's extended coverage title insurance policies regarding each of the Mortgaged Properties, in each case satisfactory in form and substance to Agent, in its sole discretion; and (b) evidence that each of the Deeds of Trust has been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders.

     R.   Pledge Agreements.  Duly executed originals of each of the Pledge
          -----------------
Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) all other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

     S.   Appointment of Agent for Service.  An appointment of CT Corporation as
          --------------------------------
each Credit Party's agent for service of process.

     T.   Solvency Certificate.  The Chief Financial Officer of each Credit
          --------------------
Party (other than Callaway Golf Ball Company) shall deliver to Agent for the benefit of Lenders a certificate as to the matters addressed in Section 3.23 in
                                                                ------------
form and substance satisfactory to Agent.

     U.   Fee Letter.  Duly executed originals of the GE Capital Fee Letter.
          ----------

     V.   Officer's Certificate.  Agent shall have received duly executed
          ---------------------
originals of a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower, dated the Effective Date, stating that, since December 31, 1997 (i) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect;
(ii) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; and (iii) there has been no material increase in liabilities, liquidated or contingent (except for the CEF Lease Facility or the Receivables Facility), and no material decrease in assets of Borrower or any of its Subsidiaries, other than, in connection with the Receivables Facility or in the case of clauses (i) and (iii), as listed on Disclosure Schedule (3.5) or otherwise permitted by the Agreement.
-------------------------

     W.   Waivers.  Agent, on behalf of Lenders, shall have received landlord
          -------
waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section
                                                                      -------
5.9.
---

     X.   Financial Statements (Borrower).  Agent shall have received Borrower's
          -------------------------------
final Financial Statements for its Fiscal Year ended December 31, 1997, audited by PricewaterhouseCoopers, L.L.P. Borrower shall have provided Agent with its current operating statements, a consolidated balance sheet and statement of cash flows, Projections, a Fair Salable Balance Sheet and a Borrowing Base Certificate, in each case certified by its Chief Financial Officer and in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on its Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Effective Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (c) the Fair Salable Balance Sheet was prepared on a pro forma basis, except that Borrower's assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein include all contingent liabilities of Borrower stated at the reasonably estimated present values thereof; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agent shall request.

     Y.   Financial Statements (Other Credit Parties).  Each of Callaway Golf
          -------------------------------------------
Sales Company and Odyssey Golf, Inc. shall have provided Agent with its current operating statements, a consolidated balance sheet and statement of cash flows and a Fair Salable Balance Sheet, in each case certified by its Chief Financial Officer and in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Callaway Golf Sales Company and Odyssey Golf, Inc. to the effect that (a) such Credit Party will be Solvent upon the consummation of the transactions contemplated herein; (b) the Fair Salable Balance Sheet was prepared on a pro forma basis, except that such Credit Party's assets are set forth therein at their fair salable values on a going concern basis and the liabilities set forth therein

                                                                [Execution Copy]


include all contingent liabilities of such Credit Party stated at the reasonably estimated present values thereof; and (c) containing such other statements with respect to the solvency of such Credit Party and matters related thereto as Agent shall request.

     Z.   Environmental Reports.  Agent shall have received Phase I
          ---------------------
Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Effective Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

     AA.  Master L/C Agreement.  A duly executed original of the Master L/C
          -----------
Agreement.

     BB.  Other Documents.  Such other certificates, documents and agreements
          ---------------
respecting any Credit Party as Agent may, in its sole discretion, request.

                           ANNEX E (SECTION 4.1(A))
                                    -------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
               -------------------------------------------------

     Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

     (a) Monthly Financials.  To Agent and Lenders, within thirty (30) days
         ------------------
after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

     (b) Quarterly Financials.  To Agent and Lenders, within forty-five (45)
         --------------------
days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance
                                                              ----------
Certificate") showing the calculations used in determining compliance with each
-----------
of the financial covenants set forth on Annex H which is tested on a quarterly
                                        -------
basis and (B) the certification of the Chief Financial Officer of Borrower that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, unaudited balance sheets as of the close of such Fiscal Quarter for each Other Subsidiary and the executive information package for that Fiscal Quarter prepared for management and the Board of Directors on a basis consistent with past practice.

     (c) Operating Plan. To Agent and Lenders, as soon as available, but not
         --------------
later than forty five (45) days after the end of each Fiscal Year, an annual operating plan for Borrower, certified by the Chief Financial Officer of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

     (d) Annual Audited Financials. To Agent and Lenders, within ninety (90)
         -------------------------
days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex
                                                                         -----
H, (ii) the annual letters to such accountants in connection with their audit
-
examination detailing contingent liabilities and material litigation matters, and (iii) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

     (e) Management Letters.  To Agent and Lenders, within five (5) Business
         ------------------
Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

     (f) Default Notices.  To Agent and Lenders, as soon as practicable, and in
         ---------------
any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

     (g) SEC Filings and Press Releases.  To Agent and Lenders, promptly upon
         ------------------------------
their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

     (h) Subordinated Debt and Equity Notices.  To Agent, as soon as
         ------------------------------------
practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

     (i) Supplemental Schedules.  To Agent, supplemental disclosures, if any,
         ----------------------
required by Section 5.6 of the Agreement;
            -----------

     (j) Litigation.  To Agent in writing, promptly upon learning thereof,
         ----------
notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall;

     (k) Insurance Notices.  To Agent, disclosure of losses or casualties
         -----------------
required by Section 5.4 of the Agreement;
            -----------

     (l) Lease Default Notices.  To Agent, copies of (i) any and all default
         ---------------------
notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

     (m) Lease Amendments.  To Agent, copies of all material amendments to real
         ----------------
estate leases for 2081 Faraday Avenue, Carlsbad, California.

     (n) Reports Under Receivables Purchase Agreement.  To Agent and Lenders,
         --------------------------------------------
promptly after delivery thereof pursuant to the Receivables Purchase Agreement, copies of the Monthly Report (as defined in the Receivables Purchase Agreement) and any notices delivered pursuant to clause (f) of Annex 5.02(a) or clause (d)
                                      ----------    -------------    ----------
of Annex 7.07 (or any comparable or successor provision) of the Receivables
   ----------
Purchase Agreement.

     (0) Other Documents.  To Agent and Lenders, such other financial and other
         ---------------
information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                           ANNEX F (SECTION 4.1(B))
                                    --------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                               COLLATERAL REPORTS
                               ------------------

     Borrower shall deliver or cause to be delivered the following:


     (a)  To Agent, upon its request, and in no event less frequently than five
(5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Effective Date), each of the following:

          (i) a Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (ii) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

          (iii) with respect to Borrower, a monthly trial balance showing Receivables outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

     (b) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Receivables
                                 -------
trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in
                                                                   -------
each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

     (c) To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts
                                 -------
of Borrower subject to the Federal Assignment of Claims Act of 1940; (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter, and (iii) a summary of all Equipment and sales thereof by department and type, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

     (d) To Agent, the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

     (e) To Agent, within five (5) Business Days after entering into an agreement to consummate an Eligible Real Estate Transaction as a result of which, when considered together with all other Eligible Real Estate Transactions entered into by Borrower since the date of the most recent notice delivered pursuant to this clause (e), (or, if no such notice has been delivered, since
                 ----------
the Effective Date) the aggregate fair market value of all Eligible Real Estate is reasonably expected to be reduced by at least $1,000,000, notice describing the applicable Eligible Real Estate Transactions, the Eligible Real Estate affected thereby and the anticipated change in fair market value of such Eligible Real Estate;

     (f) To Agent, as promptly as practicable after consummation of the Eligible Real Estate Transaction which triggered the requirement to deliver notice to Agent pursuant to clause (e) of this Annex F, an appraisal of the fair market
                  ----------         -------
value of, (i) all Eligible Real Estate required to be described in the notice and (ii) if identified in the notice and so requested by Borrower, all other Eligible Real Estate whose then fair market value is either greater or less than the Appraised Value then in effect, which appraisal shall be conducted by an appraiser, and be in form and substance, satisfactory to Agent;

     (g) To Agent, within five (5) Business Days after a sale of Equipment which, when considered together with all other sales of Equipment by all Credit Parties since the date of the most recent notice delivered pursuant to this clause (g) (or, if no such notice has been delivered, since the Effective Date),
----------
has a value (measured, for each item of Equipment which is the subject of such sales, at the greater of the sales price therefor, the net book value thereof or (if known) the orderly liquidation value thereof at the time of sale) of at least $1,000,000, notice describing the Equipment affected thereby and the consideration received therefor, provided that if the Appraised Value of
                                 --------
Eligible Real Estate of Borrower located at 2180 Rutherford Road, Carlsbad, California, is at least $20,000,000, then no notice shall be required to be delivered pursuant to this clause (f) until the aggregate value of all Equipment
                           ----------
sold since the Effective Date is at least $5,000,000;

     (h) To Agent, if requested by Agent, as promptly as practicable after Agent's request therefor, an appraisal of the orderly liquidation value of all Eligible Equipment, which appraisal shall be conducted by an appraiser, and be in form and substance, satisfactory to Agent;

     (i) To Agent, such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

     (j) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                      ------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                         MORTGAGED PROPERTY INSURANCE
                         ----------------------------

     With respect to each Mortgaged Property, Borrower shall maintain such insurance, with carriers at all times satisfactory to Agent and in such amounts and for such periods as Agent shall require, including, but not limited to, (i) comprehensive general public liability insurance in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate covering personal injury and death; and (ii) property insurance regarding loss or damage by fire, lightning, windstorm, explosion, and loss or damage by flood, if the Mortgaged Property is in an area designated by the Secretary of Housing and Urban Development as an area having special flood hazards, in form complying with the "insurance purchase requirement" of the Flood Disaster Protection Act of 1973, as amended and such other hazards, casualties and contingencies (including broad form boiler and machinery insurance, as applicable) as are normally and usually covered by extended coverage policies in effect where such Mortgaged Property is located, on a replacement cost basis, with a waiver of depreciation, in an amount not less than 100 percent of the insurable value (based upon replacement cost) of the Mortgaged Property with a deductible clause, if any, not exceeding $10,000 and containing an "Ordinance of Law Coverage" endorsement for no less than 10% of the full replacement cost of such Mortgaged Property (collectively for each Mortgaged Property, a "Mortgaged Property Insurance Policy"); provided, that each Mortgaged Property Insurance Policy shall provide by way of endorsement, rider or otherwise that no such Mortgaged Property Insurance Policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Agent 30 days prior written notice thereof.


     Each Mortgaged Property Insurance Policy and renewals thereof shall be in a form acceptable to Agent and shall include a standard mortgagee clause in favor of and in form acceptable to Agent. Agent shall have the right to hold each Mortgaged Property Insurance Policy, and Borrower shall promptly furnish to Agent all renewal notices and all receipts of paid premiums. At least 30 days prior to the expiration date of any Mortgaged Property Insurance Policy, Borrower shall deliver to Agent a renewal policy in form satisfactory to Agent.

     Notwithstanding Section 5.4(c), above, in the event of loss to any Mortgaged Property, (i) Borrower shall give immediate written notice to the insurance carrier and to Agent; (ii) Borrower hereby authorizes and empowers Agent as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim, and to appear in and prosecute any action arising under, any Mortgaged Property Insurance Policy; to collect and receive applicable proceeds, and to deduct therefrom Agent's expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section 5.4(d) shall require Agent to incur any expense or take any action hereunder; (iii) Borrower authorizes Agent, at Agent's option, (x) to hold any Mortgaged

Property Insurance Policy proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Mortgaged Property, or (y) subject to the immediately following paragraph, to apply such proceeds to the payment of the Obligations.

   In the event of loss to any Mortgaged Property, Agent shall not exercise Agent's option to apply Mortgaged Property Insurance Policy proceeds to the payment of the Obligations if all of the following conditions are met: (i) no Event of Default is occurring; (ii) Agent determines that there will be sufficient funds to restore and repair the Mortgaged Property to the Pre-existing Condition (as hereinafter defined); (iii) Agent determines that restoration and repair of the Mortgaged Property to the Pre-existing Condition will be completed within one year of the date of the loss or casualty to the Mortgaged Property, (iv) Borrower furnishes to Agent evidence satisfactory to Agent that Borrower will continue to successfully operate its business notwithstanding the occurrence of any such fire or other casualty; and (v) Agent is reasonably satisfied that the Mortgaged Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes (the "Pre-existing Condition").

   If the Mortgaged Property Insurance Policy proceeds are held by Agent to reimburse Borrower for the cost of restoration and repair of the Mortgaged Property, then Borrower shall restore the Mortgaged Property to its Pre-Existing Condition or such other condition as Agent may approve in writing, and Borrower shall promptly begin such restoration and at all times thereafter diligently prosecute such restoration to completion. Agent may, at Agent's option, condition disbursement of said proceeds to Borrower on Agent's approval of such plans and specifications of an architect satisfactory to Agent, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Agent may reasonably require. If the Mortgaged Property Insurance Policy proceeds are applied to the payment of any of the Obligations, any such application of proceeds shall not extend or postpone the due dates of any payment of any of the Obligations. If any Mortgaged Property is sold at foreclosure or pursuant to power of sale or if Agent or any Lender acquires title to the Mortgaged Property, such Agent or Lender shall have all of the right, title and interest of Borrower in and to any Mortgaged Property Insurance Policy and unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

   If Borrower at any time or times hereafter shall fail to obtain or maintain any Mortgaged Property Insurance Policy required in this Section 5.4(d) or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain any such Mortgaged Property Insurance Policy and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain such insurance or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from Borrower's failure to maintain such insurance or pay any premiums

                                                                [Execution Copy]

therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

                            ANNEX H (SECTION 6.10)
                                     ------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                              FINANCIAL COVENANTS
                              -------------------

     Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:


   (a) Tangible Net Worth.  Borrower and its Subsidiaries on a consolidated
       ------------------
basis shall maintain at all times Tangible Net Worth equal to or greater than the sum of (i) $275,000,000, plus (ii) fifty percent (50%) of cumulative net
                             ----
income (but without subtracting net losses for any Fiscal Quarter for which there was no net income) for each Fiscal Quarter from January 1, 1999 to the date of determination, plus (iii) fifty percent (50%) of the net cash proceeds
                       ----
of Stock issued by Borrower after January 1, 1999.

   (b) Minimum EBITDA.  Borrower and its Subsidiaries shall have on a
       --------------
consolidated basis EBITDA for the Fiscal Quarter ending March 31, 1999 of no less than $10,000,000.

   (c) Minimum Fixed Charge Coverage Ratio.  Borrower and its Subsidiaries shall
       -----------------------------------
have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 30, 1999, the period commencing on January 1, 1999 and ending on the last day of such Fiscal Quarter) of not less than the following:

   1.00 for the Fiscal Quarter ending June 30, 1999;
   1.00 for the Fiscal Quarter ending September 30, 1999;
   1.00 for the Fiscal Quarter ending December 31, 1999;
   1.00 for the Fiscal Quarter ending March 31, 2000;
   1.00 for the Fiscal Quarter ending June 30, 2000;
   1.25 for each Fiscal Quarter thereafter.

   Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such

Accounting Changes as if such Accounting Changes had not been made; provided,
                                                                    --------
however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes"
                                                          ------------------
means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Effective Date (including capitalization of costs and expenses or payment of pre-Effective Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                           ANNEX I (SECTION 9.9(D))
                           ------------------------
                                      TO
                                      --
                               CREDIT AGREEMENT
                               ----------------

                      LENDERS' WIRE TRANSFER INFORMATION
                      ----------------------------------


   For General Electric Capital Corporation:

   Banker's Trust
   1 Banker's Trust Place
   New York, NY 10006

   Account Name:  GECC/CAF Depository
   Account Number:  50232854
   ABA Number:  021001033
   Reference:  CFW3273


   For American National Bank and Trust Company of Chicago:

   American National Bank
   120 South LaSalle Street, 8th Floor
   Chicago, IL 60603

   Account Number: 103103007
   ABA Number: 071000770
   Reference: Callaway Golf
   Attention: Team 2


   For BankAmerica Business Credit, Inc.:

   Bank of America
   555 California Street
   San Francisco, CA 94104

   Account Name: BankAmerica Business Credit, Inc.
   Account Number: 12575-03561
   ABA Number: 121000358
   Reference: Callaway golf

   For Key Corporate Capital Inc.:

   Key Bank
   127 Public Square, 6th Floor
   Cleveland, OH 44114

   Account Number: G/L 114010305700
   ABA Number: 041001039
   Reference: Callaway
   Attention: Commercial Loans - Specialty


   For National City Commercial Finance, Inc.:

   National City Bank,
   Cleveland, Ohio

   Account Number: 3790116
   ABA Number: 041000124
   Reference: Callaway
   Attention: National City Commercial Finance, Kate George


   For National Westminster Bank Plc:

   Chase Manhattan Bank
   New York

   Account Name: NatWest Plc - Commercial Lending
   Account Number: 0011012440
   ABA Number: 021000021
   Reference: Callaway golf

LIBOR Loans

   Chase Manhattan Bank
   New York
   Account Name:  NatWest Global financial Markets
   Account Number:  0011008505
   Chips ABA Number:  0002
   Reference:  Callaway Golf

                            ANNEX J (SECTION 11.10)
                                     -------------
                                      TO
                               CREDIT AGREEMENT
                               ----------------

                               NOTICE ADDRESSES
                               ----------------

(A)  If to Agent or GE Capital, at

     General Electric Capital Corporation
     350 South Beverly Drive, Suite 200
     Beverly Hills, CA 90212
     Attention: Portfolio Manager, Callaway Golf Company
     Telecopier No.: (310) 785-0664
     Telephone No.:  (310) 203-0335

     With copies to:

     General Electric Capital Corporation
     201 High Ridge Road
     Stamford, Connecticut 06927-5100
     Attention:  Corporate Counsel-Commercial Finance
     Telecopier No.:  (203) 316-7889
     Telephone No.:   (203) 316-7552

and

     Sidley & Austin
     555 West Fifth Street
     Los Angeles, CA 90013
     Attention:  Edward D.  Eddy, III
     Telecopier No.:  (213) 896-6600
     Telephone No.:   (213) 896-6000

(B)  If to Borrower, at

     Callaway Golf Company
     2285 Rutherford Road
     Carlsbad, CA  92008
     Attention:  David A. Rane, Chief Financial Officer
     Telecopier No.: (760) 929-8120
     Telephone No.:  (760) 930-5897

     With copies to:

     Callaway Golf Company
     2285 Rutherford Road
     Carlsbad, CA  92008
     Attention: Steven C. McCracken, General Counsel
     Telecopier No.: (760) 929-8120
     Telephone No.:  (760) 930-5590

and

     Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue
     Los Angeles, CA  90071-3197
     Attention: Dennis B. Arnold
     Telecopier No.: (213) 229-6864
     Telephone No.:  (213) 229-7864


(C) If to Lenders, at

     American National Bank and Trust Company of Chicago
     120 South LaSalle Street, 8th Floor
     Chicago, IL  60603
     Attention: Richard Jonscher
     Telecopier No.: (312) 661-5736
     Telephone No.:  (312) 661-6929

     BankAmerica Business Credit, Inc.
     55 South Lake Avenue, Suite 900
     Pasadena, CA 91101
     Attention: Richard Burke
     Telecopier No.: (626) 578-6143
     Telephone No.:  (626) 578-6095

     Key Corporate Capital Inc.
     127 Public Square, 6th Floor
     Cleveland, OH 44114-1306
     Attention: Jeff Evans
     Telecopier No.: (216) 689-4077
     Telephone No.:  (216) 689-4392

     National City Commercial Finance, Inc.
     1965 E. Sixth Street, Suite 400
     Cleveland, OH 44114-2214
     Attention: Jim Jaworski
     Telecopier No.: (216) 575-2516
     Telephone No.:  (216) 575-9555

     National Westminster Bank Plc
     Global Financial Markets Operations
     Commercial Loans
     Kings Cross House
     200 Pentonville Road
     London N1 9HL
     England
     Attention: Karl Salessel / Eileen Harper
     Telecopier No.: 011-44-171-239-8623 ./ 8041
     Telephone No.:  011-44-171-239-8257

   and

     National Westminster Bank Plc
     Global Financial Markets Operations
     Commercial Loans
     65 East 55th Street, 24th Floor
     New York, NY 10022
     Attention: Evonne Wearing/Sheila Shaw/L. Rivera
     Telecopier No.: (212) 401-1407/1406/1404
     Telephone No.:  (212) 401-1494

                ANNEX K (FROM ANNEX A -COMMITMENTS DEFINITION)
                                      TO

                               CREDIT AGREEMENT
                               ----------------



----------------------------------------------------------------------------------------------------------
           Lender                        Revolving Loan                        Pro Rata Share
           ------                        --------------                        --------------
                                          Commitment
                                          ----------
----------------------------------------------------------------------------------------------------------
General Electric Capital                 $42,000,000                             35.0000%
     Corporation                     (including a Swing Line
                                    Commitment of $5,000,000)
----------------------------------------------------------------------------------------------------------
American National Bank and               $21,250,000                             17.7083%
 Trust Company of Chicago
----------------------------------------------------------------------------------------------------------
BankAmerica Business                     $17,000,000                             14.1667%
     Credit, Inc.
----------------------------------------------------------------------------------------------------------
Key Corporate Capital, Inc.              $17,000,000                             14.1667%
----------------------------------------------------------------------------------------------------------
National Westminster Bank                $12,750,000                             10.6250%
          Plc
----------------------------------------------------------------------------------------------------------
National City Commercial                 $10,000,000                              8.3333%
     Finance, Inc.
----------------------------------------------------------------------------------------------------------

                                      K-1